Exhibit 10.80

EXECUTION VERSION

HIGHLY CONFIDENTIAL & TRADE SECRET

BLACKSTONE EMA II L.L.C.

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of October 21, 2014

THE LIMITED LIABILITY COMPANY INTERESTS (THE “INTERESTS”) OF BLACKSTONE EMA II L.L.C. (THE “COMPANY”) HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), THE SECURITIES LAWS OF ANY STATE IN THE UNITED STATES OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE STATE SECURITIES LAWS, AND ANY OTHER APPLICABLE SECURITIES LAWS; AND (II) THE TERMS AND CONDITIONS OF THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT. THE INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT. THEREFORE, PURCHASERS OF SUCH INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

BLACKSTONE EMA II L.L.C.

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, dated as of October 21, 2014 of Blackstone EMA II L.L.C., a Delaware limited liability company (the “Company”), by and between Blackstone Holdings III L.P., a Québec société en commandite (the “Managing Member” or “Holdings”), as managing member, and the members listed in the books and records of the Company, as members.

WITNESSETH

WHEREAS, Blackstone EMA II L.L.C. was formed as a Delaware limited liability company pursuant to a certificate of formation filed in the office of the Secretary of State of the State of Delaware on May 7, 2014;

WHEREAS, the Managing Member entered into a Limited Liability Company Agreement dated as of May 7, 2014 (the “Original Agreement”);

WHEREAS, the parties hereto now wish to amend and restate the Original Agreement in its entirety as hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the parties hereto hereby agree that the Original Agreement shall be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

“Adjustment Amount” has the meaning set forth in Section 8.1(b).

“Advancing Party” has the meaning set forth in Section 7.1(b).

“Affiliate” when used with reference to another person means any person (other than the Company), directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such other person, which may include, for greater certainty, endowment funds, charitable programs and other similar and/or related vehicles or accounts associated with or established by Blackstone and/or its affiliates, partners and current and/or former employees.

“Agreement” means this Amended and Restated Limited Liability Company Agreement, as it may be further amended, supplemented, restated or otherwise modified from time to time.

“Alternative Vehicle” means any investment vehicle or structure formed pursuant to paragraph 2.7 of the BEP II Partnership Agreement or any other “Alternative Investment Vehicle” (as defined in any other BEP II Agreements).

“Applicable Collateral Percentage,” with respect to any Firm Collateral or Special Firm Collateral, has the meaning set forth in the books and records of the Company with respect thereto.

“Bankruptcy” means, with respect to any person, the occurrence of any of the following events: (i) the filing of an application by such person for, or a consent to, the appointment of a trustee or custodian of his or her assets; (ii) the filing by such person of a voluntary petition in Bankruptcy or the seeking of relief under Title 11 of the United States Code, as now constituted or hereafter amended, or the filing of a pleading in any court of record admitting in writing his or her inability to pay his or her debts as they become due; (iii) the failure of such person to pay his or her debts as such debts become due; (iv) the making by such person of a general assignment for the benefit of creditors; (v) the filing by such person of an answer admitting the material allegations of, or his or her consenting to, or defaulting in answering, a Bankruptcy petition filed against him or her in any Bankruptcy proceeding or petition seeking relief under Title 11 of the United States Code, as now constituted or as hereafter amended; or (vi) the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such person a bankrupt or insolvent or for relief in respect of such person or appointing a trustee or custodian of his or her assets and the continuance of such order, judgment or decree unstayed and in effect for a period of 60 consecutive days.

“BCE Agreement” means the limited partnership agreement, limited liability company agreement or other governing document of any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFGSO,” “BFCOMP” or “Other Blackstone Collateral Entity,” as such limited partnership agreement, limited liability company agreement or other governing document may be amended, supplemented, restated or otherwise modified to date, and as such limited partnership agreement, limited liability company agreement or other governing document may be further amended, supplemented, restated or otherwise modified from time to time, and any other Blackstone Collateral Entity limited partnership agreement, limited liability company agreement or other governing document.

“BCE Investment” means any direct or indirect investment by any Blackstone Collateral Entity.

“BCOM” is the collective reference to (i) Blackstone Communications Partners I L.P., a Delaware limited partnership and (ii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BCP VI” is the collective reference to (i) Blackstone Capital Partners VI L.P., a Delaware limited partnership and (ii) any Alternative Investment Vehicles or Parallel Funds (each as defined in the partnership agreement for the partnership referred to in clause (i) above).

“BCP VII” is the collective reference to (i) Blackstone Capital Partners VII L.P. and Blackstone Capital Partners VII.2 L.P., each a Delaware limited partnership and (ii) any other Alternative Investment Vehicles or Parallel Funds (each as defined in the partnership agreement for the partnership referred to in clause (i) above).

“BCTP” means (i) Blackstone Clean Technology Partners L.P., a Delaware limited partnership and (ii) any other Alternative Investment Vehicles or Parallel Funds (each as defined in the partnership agreement for the partnership referred to in clause (i) above).

“BEMA II” means Blackstone Energy Management Associates II L.L.C., a Delaware limited liability company and the general partner of BEP II.

“BEMA II Agreement” means the Limited Liability Company Agreement of Blackstone Energy Management Associates II L.L.C., dated as of May 7, 2014, as it may be amended, supplemented or otherwise modified from time to time.

“BEP” means (i) Blackstone Energy Partners L.P. and Blackstone Energy Partners Q L.P., each a Delaware limited partnership and (ii) any other Alternative Investment Vehicles or Parallel Funds (each as defined in the partnership agreement for the partnership referred to in clause (i) above).

“BEP II” means (i) Blackstone Energy Partners II L.P. and Blackstone Energy Partners II.F L.P., each a Delaware limited partnership and (ii) any other Alternative Investment Vehicles or Parallel Funds (each as defined in the partnership agreement for the partnership referred to in clause (i) above).

“BEP II Agreements” is the collective reference to the BEP II Partnership Agreement and any governing agreement of any of the partnerships or other entities referred to in clause (ii) of the definition of “BEP II.”

“BEP II Partnership Agreement” means the Amended and Restated Agreements of Limited Partnership of Blackstone Energy Partners II L.P. and Blackstone Energy Partners II.F L.P., dated as of the respective dates set forth therein, as each may be amended, supplemented, restated or otherwise modified from time to time.

“BFCOMP” means Blackstone Family Communications Partnership I L.P., Blackstone Family Communications Partnership I-SMD L.P. and any other entity that is an Affiliate thereof and has terms substantially similar to those of the foregoing partnerships and is formed in connection with the participation by one or more partners thereof directly or indirectly in investments in securities also purchased by BCOM or any other funds with substantially similar investment objectives to BCOM and that are sponsored or managed by an Affiliate of the Managing Member (which includes serving as general partner of such funds).

“BFGSO” means any entity formed to invest side-by-side with any GSO Fund and any other entity that is an Affiliate thereof and that has terms substantially similar to those of the foregoing partnerships or other entities and is formed in connection with the participation by one or more partners or other equity owners thereof directly or indirectly in investments in securities also purchased by any GSO Fund or any other funds with substantially similar investment objectives to any GSO Fund and that are sponsored or managed by an Affiliate of the Managing Member (which includes serving as general partner of such funds).

“BFIP” means Blackstone Capital Associates II L.P., Blackstone Capital Associates III L.P., Blackstone Family Investment Partnership II L.P., Blackstone Family Investment Partnership III L.P., Blackstone Family Investment Partnership IV-A L.P., Blackstone Family Investment Partnership IV-A - SMD L.P., Blackstone Family Investment Partnership V L.P., Blackstone Family Investment Partnership V- SMD L.P., Blackstone Family Investment Partnership VI L.P., Blackstone Family Investment Partnership VI-SMD L.P., Blackstone Family Investment Partnership VII - ESC L.P., Blackstone Family Cleantech Investment Partnership L.P., Blackstone Family Cleantech Investment Partnership - SMD L.P., Blackstone Energy Family Investment Partnership L.P., Blackstone Energy Family Investment Partnership - SMD L.P., Blackstone Family Tactical Opportunities Investment Partnership L.P., Blackstone Family Tactical Opportunities Investment Partnership - SMD L.P., Blackstone Family Tactical Opportunities Investment Partnership (Cayman) L.P., Blackstone Family Tactical Opportunities Investment Partnership (Cayman) - SMD L.P., Blackstone Energy Family Investment Partnership II L.P., and any other entity that is an Affiliate thereof and has terms similar to those of the foregoing partnerships and is formed in connection with the participation by one or more of the partners thereof in investments in securities also purchased by BCP VI, BCP VII, BCTP, BEP, BEP II, BTO or any other fund with substantially similar investment objectives to BCP VI, BCP VII, BCTP, BEP, BEP II or BTO and that are sponsored or managed by an Affiliate of the Managing Member (which includes serving as general partner of such funds).

“BFREP” means Blackstone Real Estate Capital Associates L.P., Blackstone Real Estate Capital Associates II L.P., Blackstone Real Estate Capital Associates III L.P., Blackstone Family Real Estate Partnership L.P., Blackstone Family Real Estate Partnership II L.P., Blackstone Family Real Estate Partnership III L.P., Blackstone Family Real Estate Partnership International-A-SMD L.P., Blackstone Family Real Estate Partnership IV-SMD L.P., Blackstone Family Real Estate Partnership International II-SMD L.P., Blackstone Family Real Estate Partnership V-SMD L.P., Blackstone Family Real Estate Partnership VI-SMD L.P., Blackstone Family Real Estate Partnership VII-SMD L.P., Blackstone Family Real Estate Partnership VIII-SMD L.P., Blackstone Family Real Estate Partnership Europe III-SMD L.P., Blackstone Family Real Estate Special Situations Partnership - SMD L.P., Blackstone Family Real Estate Special Situations Partnership Europe - SMD L.P., Blackstone Real Estate Holdings L.P., Blackstone Real Estate Holdings II L.P., Blackstone Real Estate Holdings III L.P., Blackstone Real Estate Holdings International - A L.P., Blackstone Real Estate Holdings IV L.P., Blackstone Real Estate Holdings International II L.P., Blackstone Real Estate Holdings V L.P., Blackstone Real Estate Holdings VI L.P., Blackstone Real Estate

Holdings VII L.P., Blackstone Real Estate Holdings Europe III L.P., Blackstone Real Estate Holdings Europe IV L.P., Blackstone Real Estate Special Situations Holdings II L.P., Blackstone Real Estate Special Situations Holdings Europe L.P., Blackstone Family Real Estate Partnership Europe IV SMD L.P., Blackstone Real Estate Holdings Europe IV ESC L.P., Blackstone Family Real Estate Partnership Asia - SMD L.P., Blackstone Real Estate Holdings Asia - ESC L.P., Blackstone Real Estate Holdings VII-ESC L.P., Blackstone Real Estate Holdings VIII-ESC L.P., and any other entity that is an Affiliate thereof and that has terms substantially similar to those of the foregoing partnerships and is formed in connection with the participation by one or more partners thereof in real estate and real estate-related investments also purchased by BREP VII, BREP VIII, the BREDS Funds, BREP Europe IV or BREP Asia and any other funds with substantially similar investment objectives to BREP VII, BREP VIII, the BREDS Funds, BREP Europe IV, BREP Asia or BPP and that are sponsored or managed by an Affiliate of the Managing Member (which includes serving as general partner of such funds).

“Blackstone” means collectively, The Blackstone Group L.P., a Delaware limited partnership, and any Affiliate thereof (excluding any natural persons and any portfolio companies of any Blackstone-sponsored fund).

“Blackstone Capital Commitment” has the meaning set forth in the BEP II Partnership Agreement.

“Blackstone Collateral Entity” means any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFREP,” “BFIP,” “BFGSO,” “BFCOMP” or “Other Blackstone Collateral Entity.”

“Blackstone Entity” means any partnership, limited liability company or other entity (excluding any natural persons and any portfolio companies of any Blackstone-sponsored fund) that is an Affiliate of The Blackstone Group L.P.

“BPP” is the collective reference to (i) Blackstone Property Partners L.P., a Delaware limited partnership, (ii) any other Alternative Vehicles or Parallel Funds (each as defined in the partnership agreement for the partnership referred to in clause (i) above) or (iii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BREDS Funds” shall mean the investment funds, vehicles and/or managed accounts managed on a day-to-day basis primarily by personnel in the Blackstone Real Estate Debt Strategies Group (including, without limitation, Blackstone Real Estate Special Situations Fund II L.P., Blackstone Real Estate Special Situations Fund II.1 L.P., Blackstone Real Estate Special Situations Fund II.2 L.P., Blackstone Real Estate Debt Strategies II L.P., Blackstone Real Estate Debt Strategies II – AC L.P., Blackstone Real Estate Debt Strategies II – Gaussian L.P., Blackstone Real Estate CMBS Fund L.P., Blackstone Real Estate Special Situations Europe L.P., Blackstone Real Estate Special Situations Europe 1 L.P., Blackstone Real Estate Special Situations Europe 2 L.P., Blackstone Commercial Real Estate Debt Fund L.P., Blackstone Real Estate Special Situations Fund L.P. and, in each case, any Alternative Vehicles, feeder vehicles or subsidiaries formed in connection therewith, any successor funds, any supplemental capital vehicles or other vehicles formed in connection therewith (or are otherwise related thereto) or in connection with any investments made thereby, and, in each case, any vehicles formed in connection with Blackstone’s side-by-side or additional general partner investments relating thereto).

“BREP VII” means (i) Blackstone Real Estate Partners VII L.P., Blackstone Real Estate Partners VII.TE.1 L.P., Blackstone Real Estate Partners VII.TE.2 L.P., Blackstone Real Estate Partners VII.TE.3 L.P., Blackstone Real Estate Partners VII.TE.4 L.P., Blackstone Real Estate Partners VII.TE.5 L.P., Blackstone Real Estate Partners VII.TE.6 L.P., Blackstone Real Estate Partners VII.TE.7 L.P., Blackstone Real Estate Partners VII.TE.8 L.P. and Blackstone Real Estate Partners VII.F L.P., each a Delaware limited partnership, (ii) any other Alternative Vehicles, Parallel Funds or other Supplemental Capital Vehicles (each as defined in the respective partnership agreements for the partnerships referred to in clause (i) above) or (iii) any other investment vehicle established pursuant to Article 2 of the respective partnership agreements for any of the partnerships referred to in clause (i) above.

“BREP VIII” means (i) Blackstone Real Estate Partners VIII L.P., Blackstone Real Estate Partners VIII.TE.1 L.P., Blackstone Real Estate Partners VIII.TE.2 L.P. and Blackstone Real Estate Partners VIII.F L.P., each a Delaware limited partnership, (ii) any other Alternative Vehicles, Parallel Funds or other Supplemental Capital Vehicles (each as defined in the respective partnership agreements for the partnerships referred to in clause (i) above) or (iii) any other investment vehicle established pursuant to Article 2 of the respective partnership agreements for any of the partnerships referred to in clause (i) above.

“BREP Asia” is the collective reference to (i) Blackstone Real Estate Partners Asia L.P., a Cayman Islands exempted limited partnership, and Blackstone Real Estate Partners Asia.F L.P., a Delaware limited partnership, (ii) any other Alternative Vehicles, Parallel Funds or other Supplemental Capital Vehicles (each as defined in the partnership agreement for the partnership referred to in clause (i) above) or (iii) any other investment vehicle established pursuant to Article 2 of the partnership agreement for the partnership referred to in clause (i) above.

“BREP Europe IV” is the collective reference to (i) Blackstone Real Estate Partners Europe IV L.P. and Blackstone Real Estate Partners Europe IV.2 L.P., each a Cayman Islands exempted limited partnership, (ii) any other Alternative Investment Vehicles, Parallel Funds or other Supplemental Capital Vehicles (each as defined in the partnership agreements for the partnerships referred to in clause (i) above) or (iii) any other investment vehicle established pursuant to Article 2 of the partnership agreements for the partnerships referred to in clause (i) above.

“BTO” shall mean (i) the investment funds, vehicles and/or managed accounts managed on a day-to-day basis primarily by personnel in the Blackstone Tactical Opportunities Program (including, without limitation, Blackstone Tactical Opportunities Fund L.P. and Blackstone Tactical Opportunities Fund II L.P., each a Delaware limited partnership), (ii) any alternative investment vehicles relating to, or formed in connection with, any of the partnerships referred to in clause (i) of this definition, (iii) any parallel fund, managed account or other capital vehicle relating to, or formed in connection with, any of the partnerships referred to in clause (i) of this definition and (iv) any other limited partnership, limited liability company or other entity (in each case, whether now or hereafter established) of which Blackstone Tactical Opportunities Associates L.L.C., Blackstone Tactical Opportunities Associates II L.L.C., BTOA L.L.C. or BTOA II L.L.C. serves, directly or indirectly, as the manager or managing member or in a similar capacity.

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York, New York.

“Capital Commitment BEP II Commitment” means the Capital Commitment (as defined in the BEP II Partnership Agreement), if any, of the Company to BEP II that relates solely to the Capital Commitment BEP II Interest, if any.

“Capital Commitment BEP II Interest” means the Interest (as defined in the BEP II Partnership Agreement), if any, of the Company as a capital partner (and, if applicable, a limited partner and/or a general partner) of BEP II.

“Capital Commitment BEP II Investment” means the Company’s interest in a specific investment of BEP II held by the Company through the Capital Commitment BEP II Interest.

“Capital Commitment Capital Account” means, with respect to each Capital Commitment Investment for each Member, the account maintained for such Member to which are credited such Member’s contributions to the Company with respect to such Capital Commitment Investment and any net income allocated to such Member pursuant to Section 7.3 with respect to such Capital Commitment Investment and from which are debited any distributions with respect to such Capital Commitment Investment to such Member and any net losses allocated to such Member with respect to such Capital Commitment Investment pursuant to Section 7.3. In the case of any such distribution in kind, the Capital Commitment Capital Accounts for the related Capital Commitment Investment shall be adjusted as if the asset distributed had been sold in a taxable transaction and the proceeds distributed in cash, and any resulting gain or loss on such sale shall be allocated to the Members participating in such Capital Commitment Investment pursuant to Section 7.3.

“Capital Commitment Class A Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Class B Interest” has the meaning set forth in Section 7.4(f).

“Capital Commitment Defaulting Party” has the meaning specified in Section 7.4(g)(ii)(A).

“Capital Commitment Deficiency Contribution” has the meaning specified in Section 7.4(g)(ii)(A).

“Capital Commitment Disposable Investment” has the meaning set forth in Section 7.4(f).

“Capital Commitment Distributions” means, with respect to each Capital Commitment Investment, all amounts of distributions, received by the Company with respect to such Capital Commitment Investment solely in respect of the Capital Commitment BEP II Interest, if any, less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto, in each case which the Managing Member may allocate to all or any portion of such Capital Commitment Investment as it may determine in good faith is appropriate.

“Capital Commitment Giveback Amount” has the meaning set forth in Section 7.4(g)(i).

“Capital Commitment Interest” means the interest of a Member in a specific Capital Commitment Investment as provided herein.

“Capital Commitment Investment” means any Capital Commitment BEP II Investment, but shall exclude any GP-Related Investment.

“Capital Commitment Liquidating Share” with respect to each Capital Commitment Investment means, in the case of dissolution of the Company, the related Capital Commitment Capital Account of a Member (less amounts reserved in accordance with Section 9.3) immediately prior to dissolution.

“Capital Commitment Member Interest” means a Member’s interest in the Company with respect to the Capital Commitment BEP II Interest.

“Capital Commitment Net Income (Loss)” with respect to each Capital Commitment Investment means all amounts of income received by the Company with respect to such Capital Commitment Investment, including without limitation gain or loss in respect of the disposition, in whole or in part, of such Capital Commitment Investment, less any costs, fees and expenses of the Company allocated thereto and less reasonable reserves for payment of costs, fees and expenses of the Company anticipated to be allocated thereto.

“Capital Commitment Profit Sharing Percentage” with respect to each Capital Commitment Investment means the percentage interest of a Member in Capital Commitment Net Income (Loss) from such Capital Commitment Investment set forth in the books and records of the Company.

“Capital Commitment Recontribution Amount” has the meaning set forth in Section 7.4(g)(i).

“Capital Commitment-Related Capital Contributions” has the meaning set forth in Section 7.1(a)(ii).

“Capital Commitment-Related Commitment”, with respect to any Member, means such Member’s commitment to the Company relating to such Member’s Capital Commitment Member Interest, as set forth in the books and records of the Company, including, without limitation, any such commitment that may be set forth in such Member’s Commitment Agreement or SMD Agreement, if any.

“Capital Commitment Special Distribution” has the meaning set forth in Section 7.7(a).

“Capital Commitment Value” has the meaning set forth in Section 7.5.

“Carried Interest” means (i) “Carried Interest Distributions,” as defined in the BEP II Partnership Agreement and (ii) any other carried interest distribution to a Fund GP pursuant to any BEP II Agreement. In the case of each of (i) and (ii) above, except as determined by the Managing Member, the amount shall not be less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto (in each case which the Managing Member may allocate among all or any portion of the GP-Related Investments as it determines in good faith is appropriate).

“Carried Interest Give Back Percentage” means, for any Member or Withdrawn Member, subject to Section 5.8(e), the percentage determined by dividing (A) the aggregate amount of distributions received by such Member or Withdrawn Member from the Company or any Other Fund GPs or their Affiliates in respect of Carried Interest by (B) the aggregate amount of distributions made to all Members, Withdrawn Members or any other person by the Company or any Other Fund GP or any of their Affiliates (in any capacity) in respect of Carried Interest. For purposes of determining any “Carried Interest Give Back Percentage” hereunder, all Trust Amounts contributed to the Trust by the Company or any Other Fund GPs on behalf of a Member or Withdrawn Member (but not the Trust Income thereon) shall be deemed to have been initially distributed or paid to the Members and Withdrawn Members as members, partners or other equity owners of the Company or any of the Other Fund GPs or their Affiliates.

“Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Member in Carried Interest from such GP-Related Investment set forth in the books and records of the Company.

“Cause” means the occurrence or existence of any of the following with respect to any Member, as determined fairly, reasonably, on an informed basis and in good faith by the Managing Member: (i) (w) any breach by any Member of any provision of any non-competition agreement, (x) any material breach of this Agreement or any rules or regulations applicable to such Member that are established by the Managing Member, (y) such Member’s deliberate failure to perform his or her duties to the Company or any of its Affiliates or (z) such Member’s committing to or engaging in any conduct or behavior that is or may be harmful to the Company or any of its Affiliates in a material way as determined by the Managing Member; provided, that in the case of any of the foregoing clauses (w), (x), (y) and (z), the Managing Member has given such Member written notice (a “Notice of Breach”) within fifteen days after the Managing Member becomes aware of such action and such Member fails to cure such breach, failure to perform or conduct or behavior within fifteen days after receipt of such Notice of Breach from the Managing Member (or such longer period, not to exceed an additional fifteen days, as shall be reasonably required for such cure; provided, that such Member is diligently pursuing such cure); (ii) any act of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or any of its Affiliates; (iii) conviction (on the basis of a trial or by an accepted plea of guilty or nolo contendere) of a felony or crime (including any misdemeanor charge involving moral turpitude, false statements or misleading omissions, forgery, wrongful taking, embezzlement, extortion or bribery), or a determination by a court of competent jurisdiction, by a regulatory body or by a self-regulatory body having authority with respect to securities laws, rules or regulations of the applicable securities industry, that such Member individually has violated any applicable securities laws or any rules or regulations thereunder, or any rules of any such self-regulatory body (including, without limitation, any licensing requirement), if such conviction or determination has a material adverse effect on (A) such Member’s ability to function as a Member of the Company, taking into account the services required of such Member and the nature of the business of the Company and its Affiliates or (B) the business of the Company and its Affiliates or (iv) becoming subject to an event described in Rule 506(d)(1)(i)-(viii) of Regulation D under the Securities Act.

“CC Carried Interest” means, with respect to any Member, the aggregate amount of distributions or payments received by such Member (in any capacity) from Affiliates of the Company in respect of or relating to “carried interest”, including the amount of any bonuses received by a Member as an employee of an Affiliate of the Company that relate to the amount of “carried interest” received by an Affiliate of the Company. “CC Carried Interest” includes any amount initially received by an Affiliate of the Company from any fund (including BEP II, any similar funds formed after the date hereof, and any other private equity merchant banking, real estate or mezzanine funds, whether or not in existence as of the date hereof) to which such Affiliate serves as general partner (or other similar capacity) that exceeds such Affiliate’s pro rata share of distributions from such fund based upon capital contributions thereto (or the capital contributions to make the investment of such fund giving rise to such “carried interest”).

“Clawback Adjustment Amount” has the meaning set forth in Section 5.8(e).

“Clawback Amount” means the “Clawback Amount,” as defined in Article One of the BEP II Partnership Agreement, and any other clawback amount payable to the limited partners of BEP II or to BEP II pursuant to any BEP II Agreement, as applicable.

“Clawback Provisions” means paragraph 9.2.8 of the BEP II Partnership Agreement and any other similar provisions in any other BEP II Agreement existing heretofore or hereafter entered into.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code means, where appropriate, the corresponding provision in any successor statute.

“Commitment Agreement” means the agreement between the Company or an Affiliate thereof and a Member, pursuant to which such Member undertakes certain obligations, including the obligation to make capital contributions pursuant to Section 4.1 and/or Section 7.1. Each Commitment Agreement is hereby incorporated by reference as between the Company and the relevant Member.

“Company” means Blackstone EMA II L.L.C., a Delaware limited liability company.

“Company Affiliate” has the meaning set forth in Section 3.4(c).

“Company Affiliate Governing Agreement” has the meaning set forth in Section 3.4(c).

“Contingent” means subject to repurchase rights and/or other requirements.

The term “control” when used with reference to any person means the power to direct the management and policies of such person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock or other equity ownership, agency or otherwise; and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Controlled Entity” when used with reference to another person means any person controlled by such other person.

“Covered Person” has the meaning set forth in Section 3.6(a).

“Deceased Member” means any Member or Withdrawn Member who has died or who suffers from Incompetence. For purposes hereof, references to a Deceased Member shall refer collectively to the Deceased Member and the estate and heirs or legal representative of such Deceased Member, as the case may be, that have received such Deceased Member’s interest in the Company.

“Default Interest Rate” means the lower of (i) the sum of (a) the Prime Rate per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate and (b) 5% or (ii) the highest rate of interest permitted under applicable law.

“Estate Planning Vehicle” has the meaning set forth in Section 6.3(a).

“Excess Holdback” has the meaning set forth in Section 4.1(d)(v)(A).

“Excess Holdback Percentage” has the meaning set forth in Section 4.1(d)(v)(A).

“Excess Tax-Related Amount” has the meaning set forth in Section 5.8(e).

“Existing Member” means any Member who is neither a Retaining Withdrawn Member nor a Deceased Member.

“Final Event” means the death, Total Disability, Incompetence, Bankruptcy, liquidation, dissolution or Withdrawal from the Company of any person who is a Member.

“Firm Advances” has the meaning set forth in Section 7.1(b).

“Firm Collateral” means a Member’s or Withdrawn Member’s interest in one or more partnerships or limited liability companies, in either case affiliated with the Company, and certain other assets of such Member or Withdrawn Member, in each case that has been pledged or made available to the Trustee(s) to satisfy all or any portion of the Excess Holdback of such Member or Withdrawn Member as more fully described in the books and records of the Company; provided, that for all purposes hereof (and any other agreement (e.g., the Trust Agreement) that incorporates the meaning of the term “Firm Collateral” by reference), references to “Firm Collateral” shall include “Special Firm Collateral”, excluding references to “Firm Collateral” in Section 4.1(d)(v) and Section 4.1(d)(viii).

“Firm Collateral Realization” has the meaning set forth in Section 4.1(d)(v)(B).

“Fiscal Year” means a calendar year, or any other period chosen by the Managing Member.

“Fund GP” means the Company (only with respect to the Company’s GP-Related BEMA II Interest) and the Other Fund GPs.

“GAAP” means U.S. generally accepted accounting principles.

“Giveback Amount” means the aggregate of the “Investment Specific Giveback Amount” and “Other Giveback Amount,” as such terms are defined in the BEP II Partnership Agreement.

“Giveback Provisions” means paragraph 3.4.3 of the BEP II Partnership Agreement and any other similar provisions in any other BEP II Agreement existing heretofore or hereafter entered into.

“GP-Related BEP II Interest” means the interest held by the Company in BEP II in the Company’s capacity as indirect general partner of BEP II, excluding any Capital Commitment BEP II Interest.

“GP-Related BEMA II Interest” means the interest of the Company as the sole member of BEMA II.

“GP-Related BEP II Investment” means the Company’s indirect interest in BEMA

II’s indirect interest in an Investment (for purposes of this definition, as defined in the BEP II Partnership Agreement) in BEMA II’s capacity as the general partner of BEP II, but does not include any Capital Commitment Investment.

“GP-Related Capital Account” has the meaning set forth in Section 5.2(a).

“GP-Related Capital Contributions” has the meaning set forth in Section 4.1(a).

“GP-Related Class A Interest” has the meaning set forth in Section 5.8(a)(ii).

“GP-Related Class B Interest” has the meaning set forth in Section 5.8(a)(ii).

“GP-Related Commitment”, with respect to any Member, means such Member’s commitment to the Company relating to such Member’s GP-Related Member Interest, as set forth in the books and records of the Company, including, without limitation, any such commitment that may be set forth in such Member’s Commitment Agreement or SMD Agreement, if any.

“GP-Related Defaulting Party” has the meaning set forth in Section 5.8(d)(ii)(A).

“GP-Related Deficiency Contribution” has the meaning set forth in Section 5.8(d)(ii)(A).

“GP-Related Disposable Investment” has the meaning set forth in Section 5.8(a)(ii).

“GP-Related Giveback Amount” has the meaning set forth in Section 5.8(d)(i)(A).

“GP-Related Investment” means any investment (direct or indirect) of the Company in respect of the Company’s GP-Related BEMA II Interest (including, without limitation, any GP-Related BEP II Investment, but excluding any Capital Commitment Investment).

“GP-Related Member Interest” of a Member means all interests of such Member in the Company (other than such Member’s Capital Commitment Member Interest), including, without limitation, such Member’s interest in the Company with respect to the Company’s GP-Related BEMA II Interest and with respect to all GP-Related Investments.

“GP-Related Net Income (Loss)” has the meaning set forth in Section 5.1(b).

“GP-Related Profit Sharing Percentage” means the “Carried Interest Sharing Percentage” and “Non-Carried Interest Sharing Percentage” of each Member; provided, that any references in this Agreement to GP-Related Profit Sharing Percentages made (i) in connection with voting or voting rights or (ii) GP-Related Capital Contributions with respect to GP-Related Investments (including Section 5.3(b)) means the “Non-Carried Interest Sharing Percentage” of each Member; provided further, that the term “GP-Related Profit Sharing Percentage” shall not include any Capital Commitment Profit Sharing Percentage.

“GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d)(i)(A).

“GP-Related Required Amounts” has the meaning set forth in Section 4.1(a).

“GP-Related Unallocated Percentage” has the meaning set forth in Section 5.3(b).

“GP-Related Unrealized Net Income (Loss)” attributable to any GP-Related BEP II Investment as of any date means the GP-Related Net Income (Loss) that would be realized by the Company with respect to such GP-Related BEP II Investment if BEP II’s entire portfolio of investments were sold on such date for cash in an amount equal to their aggregate value on such date (determined in accordance with Section 5.1(e)) and all distributions payable by BEP II to the Company (indirectly through the general partner of BEP II) pursuant to any BEP II Agreement with respect to such GP-Related BEP II Investment were made on such date. “GP-Related Unrealized Net Income (Loss)” attributable to any other GP-Related Investment (other than any Capital Commitment Investment) as of any date means the GP-Related Net Income (Loss) that would be realized by the Company with respect to such GP-Related Investment if such GP-Related Investment were sold on such date for cash in an amount equal to its value on such date (determined in accordance with Section 5.1(e)).

“GSO Fund” means (i) any of GSO Capital Opportunities Fund LP, GSO Capital Opportunities Overseas Fund L.P., GSO Capital Opportunities Overseas Master Fund L.P., GSO Liquidity Partners LP, GSO Liquidity Overseas Partners LP, Blackstone / GSO Capital Solutions Fund LP, Blackstone / GSO Capital Solutions Overseas Fund L.P., Blackstone / GSO Capital Solutions Overseas Master Fund L.P., GSO Capital Solutions Fund II LP, GSO Capital Solutions Overseas Feeder Fund II LP, GSO European Senior Debt Fund LP, GSO European Senior Debt Feeder Fund LP, GSO Targeted Opportunity Partners LP, GSO Targeted Opportunity Overseas Partners L.P., GSO Targeted Opportunity Overseas Intermediate Partners L.P., GSO Targeted Opportunity Master Partners L.P., GSO SJ Partners LP, GSO Capital Opportunities Fund II LP, GSO Capital Opportunities Cayman Overseas Fund II LP, GSO NMERB LP, GSO Energy Partners-A LP, GSO Palmetto Opportunistic Investment Partners LP, GSO Foreland Co-Invest Holdings LP, GSO Bakken Holdings I LP or GSO Churchill Partners LP or (ii) any alternative vehicle or parallel fund relating to any of the partnerships referred to in clause (i) above.

“Holdback” has the meaning set forth in Section 4.1(d)(i).

“Holdback Percentage” has the meaning set forth in Section 4.1(d)(i).

“Holdback Vote” has the meaning set forth in Section 4.1(d)(iv)(A).

“Holdings” has the meaning set forth in the preamble.

“Incompetence” means, with respect to any Member, the determination by the Managing Member in its sole discretion, after consultation with a qualified medical doctor, that such Member is incompetent to manage his or her person or his or her property.

“Initial Holdback Percentages” has the meaning set forth in Section 4.1(d)(i).

“Interest” means a Member’s interest in the Company, including any interest that is held by a Retaining Withdrawn Member, and including any Member’s GP-Related Member Interest and Capital Commitment Member Interest.

“Investment” means any investment (direct or indirect) of the Company designated by the Managing Member from time to time as an investment in which the Members’ respective interests shall be established and accounted for on a basis separate from the Company’s other businesses, activities and investments, including (a) GP-Related Investments and (b) Capital Commitment Investments.

“Investor Note” means a promissory note of a Member evidencing indebtedness incurred by such Member to purchase a Capital Commitment Interest, the terms of which were or are approved by the Managing Member and which is secured by such Capital Commitment Interest, all other Capital Commitment Interests of such Member and all other interests of such Member in Blackstone Collateral Entities; provided, that such promissory note may also evidence indebtedness relating to other interests of such Member in Blackstone Collateral Entities, and such indebtedness shall be prepayable with Capital Commitment Net Income (whether or not such indebtedness relates to Capital Commitment Investments) as set forth in this Agreement, the Investor Note, the other BCE Agreements and any documentation relating to Other Sources; provided further, that references to “Investor Notes” herein refer to multiple loans made pursuant to such note, whether made with respect to Capital Commitment Investments or other BCE Investments, and references to an “Investor Note” refer to one such loan as the context requires. In no way shall any indebtedness incurred to acquire Capital Commitment Interests or other interests in Blackstone Collateral Entities be considered part of the Investor Notes for purposes hereof if the Lender or Guarantor is not the lender or guarantor with respect thereto.

“Investor Regular Member” means any Regular Member so designated at the time of its admission as a member of the Company.

“Issuer” means the issuer of any Security comprising part of an Investment.

“L/C” has the meaning set forth in Section 4.1(d)(vi).

“L/C Member” has the meaning set forth in Section 4.1(d)(vi).

“Lender or Guarantor” means Blackstone Holdings I L.P., in its capacity as lender or guarantor under the Investor Notes, or any other Affiliate of the Company that makes or guarantees loans to enable a Member to acquire Capital Commitment Interests or other interests in Blackstone Collateral Entities.

“Liquidator” has the meaning set forth in Section 9.1(b).

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101, et seq., as it may be amended from time to time, and any successor to such statute.

“Loss Amount” has the meaning set forth in Section 5.8(e).

“Loss Investment” has the meaning set forth in Section 5.8(e).

“Majority in Interest of the Members” on any date (a “vote date”) means one or more persons who are Members (including the Managing Member and the Regular Members but excluding Nonvoting Special Members) on the vote date and who, as of the last day of the most recent accounting period ending on or prior to the vote date (or as of such later date on or prior to the vote date selected by the Managing Member as of which the Members’ capital account balances can be determined), have aggregate capital account balances representing at least a majority in amount of the total capital account balances of all the persons who are Members (including the Managing Member and the Regular Members but excluding Nonvoting Special Members) on the vote date.

“Managing Member” means Blackstone Holdings III L.P. and any person admitted to the Company as an additional or substitute managing member of the Company in accordance with the provisions of this Agreement (until such time as such person ceases to be a managing member of the Company as provided herein or in the LLC Act).

“Member” means any person who is a member of the Company, whether a Managing Member or a Regular Member in whatsoever Member Category.

“Member Category” means the Existing Members, Retaining Withdrawn Members or Deceased Members, each referred to as a group for purposes hereof.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Net Carried Interest Distribution” has the meaning set forth in Section 5.8(e).

“Net Carried Interest Distribution Recontribution Amount” has the meaning set forth in Section 5.8(e).

“Net GP-Related Recontribution Amount” has the meaning set forth in Section 5.8(d)(i)(A).

“Non-Carried Interest” means, with respect to each GP-Related Investment, all amounts of distributions, other than Carried Interest (and other than Capital Commitment Distributions) received by the Company with respect to such GP-Related Investment, less any costs, fees and expenses of the Company with respect thereto and less reasonable reserves for payment of costs, fees and expenses of the Company that are anticipated with respect thereto, in each case which the Managing Member may allocate to all or any portion of the GP-Related Investments as it may determine in good faith is appropriate.

“Non-Carried Interest Sharing Percentage” means, with respect to each GP-Related Investment, the percentage interest of a Member in Non-Carried Interest from such GP-Related Investment set forth in the books and records of the Company.

“Non-Contingent” means generally not subject to repurchase rights or other requirements.

“Nonvoting Special Member” has the meaning set forth in Section 6.1(a).

“Original Agreement” has the meaning set forth in the recitals.

“Other Blackstone Collateral Entity” means any Blackstone Entity (other than any limited partnership, limited liability company or other entity named or referred to in the definition of any of “BFIP,” “BFREP,” “BFGSO” or “BFCOMP”) in which any limited partner interest, limited liability company interest, unit or other interest is pledged to secure any Investor Note.

“Other Fund GPs” means BEMA II and any other entity (other than the Company) through which any Member, Withdrawn Member or any other person directly receives any amounts of Carried Interest, and any successor thereto; provided, that this includes any other entity which has in its organizational documents a provision which indicates that it is a “Fund GP” or an “Other Fund GP”; provided further, that notwithstanding any of the foregoing, neither Holdings nor any Estate Planning Vehicle established for the benefit of family members of any Member or of any member or partner of any Other Fund GP shall be considered an “Other Fund GP” for purposes hereof.

“Other Sources” means (i) distributions or payments of CC Carried Interest (which shall include amounts of CC Carried Interest which are not distributed or paid to a Member but are instead contributed to a trust (or similar arrangement) to satisfy any “holdback” obligation with respect thereto) and (ii) distributions from Blackstone Collateral Entities (other than the Company) to such Member.

“Parallel Fund” means any additional collective investment vehicle (or other similar arrangement) formed pursuant to paragraph 2.8 of the BEP II Partnership Agreement.

“Pledgable Blackstone Interests” has the meaning set forth in Section 4.1(d)(v)(A).

“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate.

“Qualifying Fund” means any fund designated by the Managing Member as a “Qualifying Fund.”

“Regular Member” means any person who is shown on the books and records of the Company as a Regular Member of the Company, including any Special Member and any Nonvoting Special Member.

“Repurchase Period” has the meaning set forth in Section 5.8(c).

“Required Rating” has the meaning set forth in Section 4.1(d)(vi).

“Retained Portion” has the meaning set forth in Section 7.6.

“Retaining Withdrawn Member” means a Withdrawn Member who has retained a GP-Related Member Interest, pursuant to Section 6.5(f) or otherwise. A Retaining Withdrawn Member shall be considered a Nonvoting Special Member for all purposes hereof.

“Securities” means any debt or equity securities of an Issuer and its subsidiaries and other Controlled Entities constituting part of an Investment, including without limitation common and preferred stock, interests in limited partnerships and interests in limited liability companies (including warrants, rights, put and call options and other options relating thereto or any combination thereof), notes, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, choses in action, other property or interests commonly regarded as securities, interests in real property, whether improved or unimproved, interests in oil and gas properties and mineral properties, short-term investments commonly regarded as money-market investments, bank deposits and interests in personal property of all kinds, whether tangible or intangible.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor statute.

“Settlement Date” has the meaning set forth in Section 6.5(a).

“SMD Agreements” means the agreements between the Company and/or one or more of its Affiliates and certain of the Members, pursuant to which each such Member undertakes certain obligations with respect to the Company and/or its Affiliates. The SMD Agreements are hereby incorporated by reference as between the Company and the relevant Member.

“Special Firm Collateral” means interests in a Qualifying Fund or other assets that have been pledged to the Trustee(s) to satisfy all or any portion of a Member’s or Withdrawn Member’s Holdback obligation (excluding any Excess Holdback) as more fully described in the books and records of the Company.

“Special Firm Collateral Realization” has the meaning set forth in Section 4.1(d)(viii)(B).

“Special Member” means any of the persons shown in the books and records of the Company as a Special Member and any person admitted to the Company as an additional Special Member in accordance with the provisions of this Agreement.

“S&P” means Standard & Poor’s Ratings Group, and any successor thereto.

“Subject Investment” has the meaning set forth in Section 5.8(e).

“Subject Member” has the meaning set forth in Section 4.1(d)(iv)(A).

“Successor in Interest” means any (i) shareholder of; (ii) trustee, custodian, receiver or other person acting in any Bankruptcy or reorganization proceeding with respect to; (iii) assignee for the benefit of the creditors of; (iv) officer, director or partner of; (v) trustee or receiver, or former officer, director or partner, or other fiduciary acting for or with respect to the dissolution, liquidation or termination of; or (vi) other executor, administrator, committee, legal representative or other successor or assign of, any Member, whether by operation of law or otherwise.

“Tax Matters Partner” has the meaning set forth in Section 6.7(b).

“TM” has the meaning set forth in Section 10.2.

“Total Disability” means the inability of a Regular Member substantially to perform the services required of such Regular Member (in its capacity as such or in any other capacity with respect to any Affiliate of the Company) for a period of six consecutive months by reason of physical or mental illness or incapacity and whether arising out of sickness, accident or otherwise.

“Transfer” has the meaning set forth in Section 8.2.

“Trust Account” has the meaning set forth in the Trust Agreement.

“Trust Agreement” means the Trust Agreement dated as of the date set forth therein, as amended, supplemented, restated or otherwise modified from time to time, among the Members, the Trustee(s) and certain other persons that may receive distributions in respect of or relating to Carried Interest from time to time.

“Trust Amount” has the meaning set forth in the Trust Agreement.

“Trust Income” has the meaning set forth in the Trust Agreement.

“Trustee(s)” has the meaning set forth in the Trust Agreement.

“Unadjusted Carried Interest Distributions” has the meaning set forth in Section 5.8(e).

“Unallocated Capital Commitment Interests” has the meaning set forth in Section 8.1(f).

“U.S.” means the United States of America.

“Withdraw” or “Withdrawal” with respect to a Member means a Member ceasing to be a member of the Company (except as a Retaining Withdrawn Member) for any reason (including death, disability, removal, resignation or retirement, whether such is voluntary or involuntary), unless the context shall limit the type of withdrawal to a specific reason, and “Withdrawn” with respect to a Member means, as aforesaid, a Member who has ceased to be a member of the Company.

“Withdrawal Date” means the date of the Withdrawal from the Company of a Withdrawn Member.

“Withdrawn Member” means a Regular Member whose GP-Related Member Interest or Capital Commitment Member Interest in the Company has been terminated for any reason, including the occurrence of an event specified in Section 6.2, and shall include, unless the context requires otherwise, the estate or legal representatives of any such Member.

“W-8BEN” has the meaning set forth in Section 3.8.

“W-8BEN-E” has the meaning set forth in Section 3.8.

“W-8IMY” has the meaning set forth in Section 3.8.

“W-9” has the meaning set forth in Section 3.8.

Section 1.2. Terms Generally . The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term “person” includes individuals, partnerships (including limited liability partnerships), companies (including limited liability companies), joint ventures, corporations, trusts, governments (or agencies or political subdivisions thereof) and other associations and entities. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

ARTICLE II

GENERAL PROVISIONS

Section 2.1. Managing Member and Regular Members. The Members may be Managing Members or Regular Members. The Managing Member as of the date hereof is Blackstone Holdings III L.P. The Regular Members shall be as shown on the books and records of the Company. The books and records of the Company contain the GP-Related Profit Sharing Percentage and GP-Related Commitment of each Member (including, without limitation, the Managing Member) with respect to the GP-Related Investments of the Company as of the date hereof. The books and records of the Company contain the Capital Commitment Profit Sharing Percentage and Capital Commitment-Related Commitment of each Member (including, without limitation, the Managing Member) with respect to the Capital Commitment Investments of the Company as of the date hereof. The books and records of the Company shall be amended by the Managing Member from time to time to reflect additional GP-Related Investments, additional Capital Commitment Investments, dispositions by the Company of GP-Related Investments, dispositions by the Company of Capital Commitment Investments, the GP-Related Profit Sharing Percentages of the Members (including, without limitation, the Managing Member) as modified from time to time, the Capital Commitment Profit Sharing Percentages of the Members (including, without limitation, the Managing Member) as modified from time to time, the admission of additional Members, the Withdrawal of Members, and the transfer or assignment of interests in the Company pursuant to the terms of this Agreement. At the time of admission of each additional Member, the Managing Member shall determine in its sole discretion the GP-Related Investments and Capital Commitment Investments in which such Member shall participate and such Member’s GP-Related Commitment, Capital Commitment-Related Commitment, GP-Related Profit Sharing Percentage with respect to each such GP-Related Investment and Capital Commitment Profit Sharing Percentage with respect to each such Capital Commitment Investment. Each Member may have a GP-Related Member Interest and/or a Capital Commitment Member Interest.

Section 2.2. Formation; Name; Foreign Jurisdictions. The Company is hereby continued as a limited liability company pursuant to the LLC Act and shall conduct its activities on and after the date hereof under the name of Blackstone EMA II L.L.C. The certificate of formation of the Company may be amended and/or restated from time to time by the Managing Member, as an “authorized person” (within the meaning of the LLC Act). The Managing Member is further authorized to execute and deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

Section 2.3. Term. The term of the Company shall continue until December 31, 2065, unless earlier dissolved and terminated in accordance with this Agreement and the LLC Act.

Section 2.4. Purpose; Powers. (a) The purposes of the Company shall be, directly or indirectly through subsidiaries or Affiliates:

(i) to serve as the sole member of BEMA II and perform the functions of a member of BEMA II specified in the BEMA II Agreement and to invest in GP-Related Investments;

(ii) to serve as, and hold the Capital Commitment BEP II Interest as, a capital partner (and, if applicable, a limited partner and/or a general partner) of BEP II (including any Alternative Vehicle and any Parallel Fund) and perform the functions of a capital partner (and, if applicable, a limited partner and/or a general partner) of BEP II (including any Alternative Vehicle and any Parallel Fund) specified in the BEP II Agreements;

(iii) to make the Blackstone Capital Commitment or a portion thereof, either directly or indirectly through BEMA II or another entity;

(iv) to serve as a general partner or limited partner of other partnerships and perform the functions of a general partner or limited partner specified in the respective partnership agreements, as amended, supplemented, restated or otherwise modified from time to time, of any such partnership;

(v) to serve as a member, shareholder or other equity interest owner of limited liability companies, other companies, corporations or other entities and perform the functions of a member, shareholder or other equity interest owner specified in the respective limited liability company agreement, charter or other governing documents, as amended, supplemented, restated or otherwise modified from time to time, of any such limited liability company, company, corporation or other entity;

(vi) to invest in Capital Commitment Investments and/or GP-Related Investments and acquire and invest in Securities or other property (directly or indirectly through BEMA II and BEP II (including any Alternative Vehicle and any Parallel Fund)), including, without limitation, in connection with any action referred to in any of clauses (i) through (v) above;

(vii) to carry on such other businesses, perform such other services and make such other investments as are deemed desirable by the Managing Member and as are permitted under the LLC Act, the BEMA II Agreement, the BEP II Agreements, and any applicable partnership agreement, limited liability company agreement, charter or other governing document referred to in clause (iv) or (v) above, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time;

(viii) any other lawful purpose; and

(ix) to do all things necessary, desirable, convenient or incidental thereto.

(b)In furtherance of its purposes, the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to be and become a general partner or limited partner of partnerships, a member of limited liability companies, a holder of common and preferred stock of corporations and/or an investor in the foregoing entities or other entities, in connection with the making of Investments or the acquisition, holding or disposition of Securities or other property or as otherwise deemed appropriate by the Managing Member in the conduct of the Company’s business, and to take any action in connection therewith;

(ii) to acquire and invest in general partner or limited partner interests, in limited liability company interests, in common and preferred stock of corporations and/or in other interests in or obligations of the foregoing entities or other entities and in Investments and Securities or other property or direct or indirect interests therein, whether such Investments and Securities or other property are readily marketable or not, and to receive, hold, sell, dispose of or otherwise transfer any such partner interests, limited liability company interests, stock, interests, obligations, Investments or Securities or other property and any dividends and distributions thereon and to purchase and sell, on margin, and be long or short, futures contracts and to purchase and sell, and be long or short, options on futures contracts;

(iii) to buy, sell and otherwise acquire investments, whether such investments are readily marketable or not;

(iv) to invest and reinvest the cash assets of the Company in money-market or other short-term investments;

(v) to hold, receive, mortgage, pledge, lease, transfer, exchange or otherwise dispose of, grant options with respect to, and otherwise deal in and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, all property held or owned by the Company;

(vi) to borrow or raise money from time to time and to issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and non-negotiable instruments and evidences of indebtedness, to secure payment of the principal of any such indebtedness and the interest thereon by mortgage, pledge, conveyance or assignment in trust of, or the granting of a security interest in, the whole or any part of the property of the Company, whether at the time owned or thereafter acquired, to guarantee the obligations of others and to buy, sell, pledge or otherwise dispose of any such instrument or evidence of indebtedness;

(vii) to lend any of its property or funds, either with or without security, at any legal rate of interest or without interest;

(viii) to have and maintain one or more offices within or without the State of Delaware, and in connection therewith, to rent or acquire office space, engage personnel and compensate them and do such other acts and things as may be advisable or necessary in connection with the maintenance of such office or offices;

(ix) to open, maintain and close accounts, including margin accounts, with brokers;

(x) to open, maintain and close bank accounts and draw checks and other orders for the payment of moneys;

(xi) to engage accountants, auditors, custodians, investment advisers, attorneys and any and all other agents and assistants, both professional and nonprofessional, and to compensate any of them as may be necessary or advisable;

(xii) to form or cause to be formed and to own the stock of one or more corporations, whether foreign or domestic, to form or cause to be formed and to participate in partnerships and joint ventures, whether foreign or domestic, and to form or cause to be formed and be a member or manager or both of one or more limited liability companies;

(xiii) to enter into, make and perform all contracts, agreements and other undertakings as may be necessary, convenient or advisable or incident to carrying out its purposes;

(xiv) to sue and be sued, to prosecute, settle or compromise all claims against third parties, to compromise, settle or accept judgment to claims against the Company, and to execute all documents and make all representations, admissions and waivers in connection therewith;

(xv) to distribute, subject to the terms of this Agreement, at any time and from time to time to the Members cash or investments or other property of the Company, or any combination thereof; and

(xvi) to take such other actions necessary, desirable, convenient or incidental thereto and to engage in such other businesses as may be permitted under Delaware and other applicable law.

Section 2.5. Place of Business. The Company shall maintain a registered office at c/o Intertrust Corporate Services Delaware Ltd., 200 Bellevue Parkway, Suite 210, Bellevue Park Corporate Center, Wilmington, Delaware 19809. The Company shall maintain an office and principal place of business at such place or places as the Managing Member specifies from time to time and as set forth in the books and records of the Company. The name and address of the Company’s registered agent is Intertrust Corporate Services Delaware Ltd., 200 Bellevue Parkway, Suite 210, Bellevue Park Corporate Center, Wilmington, Delaware 19809. The Managing Member may from time to time change the registered agent or office by an amendment to the certificate of formation of the Company.

ARTICLE III

MANAGEMENT

Section 3.1. Managing Members. The Managing Member shall be the managing member of the Company. The Managing Member may not be removed without its consent. In the event that one or more other Managing Members is admitted to the Company as such, all references herein to the “Managing Member” in the singular form shall be deemed to also refer to such other Managing Members as may be appropriate. The relative rights and responsibilities of such Managing Members will be as agreed upon from time to time between them. Upon the Withdrawal from the Company or voluntary resignation of the last remaining Managing Member, all of the powers formerly vested therein pursuant to this Agreement and the LLC Act shall be exercised by a Majority in Interest of the Members.

Section 3.2. Limitations on Regular Members. Except as may be expressly required or permitted by the LLC Act, Regular Members as such shall have no right to, and shall not, take part in the management, conduct or control of the Company’s business or act for or bind the Company, and shall have only the rights and powers granted to Regular Members herein or in the LLC Act.

Section 3.3. Member Voting.

(a) To the extent a Member is entitled to vote with respect to any matter relating to the Company, such Member shall not be obligated to abstain from voting on any matter (or vote in any particular manner) because of any interest (or conflict of interest) of such Member (or any Affiliate thereof) in such matter.

(b) Meetings of the Members may be called only by the Managing Member.

Section 3.4. Management. (a) The management, control and operation of the Company and the formulation and execution of business and investment policy shall be vested in the Managing Member, and the Managing Member shall have full control over the business and affairs of the Company. The Managing Member shall, in the Managing Member’s discretion, exercise all powers necessary and convenient for the purposes of the Company, including those enumerated in Section 2.4, on behalf and in the name of the Company. All decisions and determinations (howsoever described herein) to be made by the Managing Member pursuant to this Agreement shall be made in the Managing Member’s discretion, subject only to the express terms and conditions of this Agreement.

(b) All outside business or investment activities of the Members (including outside directorships or trusteeships) shall be subject to such rules and regulations as are established by the Managing Member from time to time.

(c) Notwithstanding any provision in this Agreement to the contrary, the Company is hereby authorized, without the need for any further act, vote or consent of any person (directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as the sole member of BEMA II on BEMA II’s own behalf or in BEMA II’s capacity as a general partner, capital partner and/or limited partner of BEP II, or in the Company’s capacity as a general partner or limited partner, member or other equity owner of any Company Affiliate (as hereinafter defined), (i) to execute and deliver, and to perform the Company’s obligations under, the BEP II Agreements, including, without limitation, serving as an indirect general partner of BEP II, (ii) to execute and deliver, and to cause BEMA II to perform BEMA II’s obligations under the BEP II Agreements, (iii) to executive and deliver, and to perform the Company’s obligations under, the governing agreement, as amended, supplemented, restated or otherwise modified (each a “Company Affiliate Governing Agreement”), of any other partnership, limited liability company, other company, corporation or other entity (each a “Company Affiliate”) of which BEMA II or the Company is to become a general partner or limited partner, member, shareholder or other equity interest owner, including, without limitation, serving as a general partner or limited partner, member, shareholder or other equity interest owner of each Company Affiliate and (iv) to take any action, in the applicable capacity, contemplated by or arising out of this Agreement, the BEMA II Agreement, the BEP II Agreements or any Company Affiliate Governing Agreement (and any amendment, supplement, restatement and/or other modification of any of the foregoing).

(d) The Managing Member and any other person designated by the Managing Member, each acting individually, is hereby authorized and empowered, as an authorized representative of the Company or as an authorized person of the Company (within the meaning of the LLC Act or otherwise) (the Managing Member hereby authorizing and ratifying any of the following actions):

(i) to execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf, or in its capacity as sole member of BEMA II, on BEMA II’s own behalf or in BEMA II’s capacity as general partner, capital partner and/or limited partner of BEP II, or in the Company’s capacity as a general partner or limited partner, member, shareholder or other equity owner of any Company Affiliate, any of the following):

(A)	any agreement, certificate, instrument or other document of the Company, BEMA II, BEP II or any Company Affiliate (and any amendments, supplements, restatements and/or other modifications thereof), including, without limitation, the following: (I) the BEMA II Agreement, the BEP II Agreements and each Company Affiliate Governing Agreement, (II) subscription agreements and documents on behalf of BEP II and/or the Company, (III) side letters issued in connection with investments in BEP II on behalf of BEP II and/or the Company and (IV) such other agreements, certificates, instruments and other documents as may be necessary or desirable in furtherance of the purposes of the Company, BEMA II, BEP II or any Company Affiliate (and any amendments, supplements, restatements and/or other modifications of any of the foregoing referred to in (I) through (IV) hereof);

(B)	the certificates of formation, certificates of limited partnership and/or other organizational documents of the Company, BEMA II, BEP II or any Company Affiliate (and any amendments, supplements, restatements and/or other modifications thereof); and

(C)	any other certificates, notices, applications or other documents (and any amendments, supplements, restatements and/or other modifications thereof) to be filed with any government or governmental or regulatory body, including, without limitation, any such document that may be necessary for the Company, BEMA II, BEP II or any Company Affiliate to qualify to do business in a jurisdiction in which the Company, BEMA II, BEP II or such Company Affiliate desires to do business;

(ii) to prepare or cause to be prepared, and to sign, execute and deliver and/or file (including any such action, directly or indirectly through one or more other entities, in the name and on behalf of the Company, on its own behalf or in its capacity as the sole member of BEMA II, on BEMA II’s own behalf or in BEMA II’s capacity as a general partner, capital partner and/or limited partner of BEP II or in the Company’s capacity as a general partner or limited partner, member, shareholder or other equity owner of any Company Affiliate): (A) any certificates, forms, notices, applications or other documents to be filed with any government or governmental or regulatory body on behalf of the Company, BEMA II, BEP II or any Company Affiliate, (B) any certificates, forms, notices, applications or other documents that may be necessary or advisable in connection with any bank account of the Company, BEMA II, BEP II or any Company Affiliate or any banking facilities or services that may be utilized by the Company, BEMA II, BEP II or any Company Affiliate, and all checks, notes, drafts and other documents of the Company, BEMA II, BEP II or any Company Affiliate that may be required in connection with any such bank account, banking facilities or services and (C) resolutions with respect to any of the foregoing matters (which resolutions, when executed by any person authorized as provided in this Section 3.4(d), each acting individually, shall be deemed to have been duly adopted by the Managing Member, the Company, BEMA II, BEP II or any Company Affiliate, as applicable, for all purposes).

The authority granted to any person (other than the Managing Member) in this Section 3.4(d) may be revoked at any time by the Managing Member by an instrument in writing signed by the Managing Member.

Section 3.5. Responsibilities of Members.

(a) Unless otherwise determined by the Managing Member in a particular case, each Regular Member (other than a Special Member) shall devote substantially all his or her time and attention to the businesses of the Company and its Affiliates, and each Special Member shall not be required to devote any time or attention to the businesses of the Company or its Affiliates.

(b) All outside business or investment activities of the Members (including outside directorships or trusteeships), shall be subject to such rules and regulations as are established by the Managing Member from time to time.

(c) The Managing Member may from time to time establish such other rules and regulations applicable to Members or other employees as the Managing Member deems appropriate, including rules governing the authority of Members or other employees to bind the Company to financial commitments or other obligations.

Section 3.6. Exculpation and Indemnification.

(a) Liability to Members. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Member nor any of such Member’s representatives, agents or advisors nor any partner, member, officer, employee, representative, agent or advisor of the Company or any of its Affiliates (individually, a “Covered Person” and collectively, the “Covered Persons”) shall be liable to the Company or any other Member for any act or omission (in relation to the Company, this Agreement, any related document or any transaction or investment contemplated hereby or thereby) taken or omitted by a Covered Person (other than any act or omission constituting Cause), unless there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interests of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful. Each Covered Person shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants and other experts or professional advisors, and no action taken by any Covered Person in reliance on such advice shall in any event subject such person to any liability to any Member or the Company. To the extent that, at law or in equity, a Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or to another Member, to the fullest extent permitted by law, such Member acting under this Agreement shall not be liable to the Company or to any such other Member for its good faith reliance on the provisions of this

Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of a Member otherwise existing at law or in equity, are agreed by the Members, to the fullest extent permitted by law, to modify to that extent such other duties and liabilities of such Member.

(b) Indemnification. (i) To the fullest extent permitted by law, the Company shall indemnify and hold harmless (but only to the extent of the Company’s assets (including, without limitation, the remaining capital commitments of the Members) each Covered Person from and against any and all claims, damages, losses, costs, expenses and liabilities (including, without limitation, amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim), joint and several, of any nature whatsoever, known or unknown, liquidated or unliquidated (collectively, for purposes of this Section 3.6, “Losses”), arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Covered Person may be involved, or threatened to be involved, as a party or otherwise, by reason of such Covered Person’s management of the affairs of the Company or which relate to or arise out of or in connection with the Company, its property, its business or affairs (other than claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, arising out of any act or omission of such Covered Person constituting Cause); provided, that a Covered Person shall not be entitled to indemnification under this Section 3.6(b) with respect to any claim, issue or matter if there is a final and non-appealable judicial determination and/or determination of an arbitrator that such Covered Person did not act in good faith and in what such Covered Person reasonably believed to be in, or not opposed to, the best interest of the Company and within the authority granted to such Covered Person by this Agreement, and, with respect to any criminal act or proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful; provided further, that if such Covered Person is a Member or a Withdrawn Member, such Covered Person shall bear its share of such Losses in accordance with such Covered Person’s GP-Related Profit Sharing Percentage in the Company as of the time of the actions or omissions that gave rise to such Losses. To the fullest extent permitted by law, expenses (including legal fees) incurred by a Covered Person (including, without limitation, the Managing Member) in defending any claim, demand, action, suit or proceeding may, with the approval of the Managing Member, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of a written undertaking by or on behalf of the Covered Person to repay such amount to the extent that it shall be subsequently determined that the Covered Person is not entitled to be indemnified as authorized in this Section 3.6(b), and the Company and its Affiliates shall have a continuing right of offset against such Covered Person’s interests/investments in the Company and such Affiliates and shall have the right to withhold amounts otherwise distributable to such Covered Person to satisfy such repayment obligation. If a Member institutes litigation against a Covered Person which gives rise to an indemnity obligation hereunder, such Member shall be responsible, up to the amount of such Member’s Interests and remaining capital commitment, for such Member’s pro rata share of the Company’s expenses related to such indemnity obligation, as determined by the Managing Member. The Company may purchase insurance, to the extent available at reasonable cost, to cover losses, claims, damages or liabilities covered by the foregoing indemnification provisions. Members will not be personally obligated with respect to indemnification pursuant to this Section 3.6(b). The Managing Member shall have the authority to enter into separate agreements with any Covered Person in order to give effect to the obligations to indemnify pursuant to this Section 3.6(b).

(ii) (A) Notwithstanding anything to the contrary herein, for greater certainty, it is understood and/or agreed that the Company’s obligations hereunder are not intended to render the Company as a primary indemnitor for purposes of the indemnification, advancement of expenses and related provisions under applicable law governing BEP II and/or a particular portfolio entity through which an Investment is indirectly held. It is further understood and/or agreed that a Covered Person shall first seek to be so indemnified and have such expenses advanced in the following order of priority: first, out of proceeds available in respect of applicable insurance policies maintained by the applicable portfolio entity and/or BEP II; second, by the applicable portfolio entity through which such investment is indirectly held; and third, by BEP II (only to the extent the foregoing sources are exhausted).

(B) The Company’s obligation, if any, to indemnify or advance expenses to any Covered Person shall be reduced by any amount that such Covered Person may collect as indemnification or advancement from BEP II and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), and to the extent the Company (or any Affiliate thereof) pays or causes to be paid any amounts that should have been paid by BEP II and/or the applicable portfolio entity (including by virtue of any applicable insurance policies maintained thereby), it is agreed among the Members that the Company shall have a subrogation claim against BEP II and/or such portfolio entity in respect of such advancement or payments. The Managing Member and the Company shall be specifically empowered to structure any such advancement or payment as a loan or other arrangement (except for a loan to an executive officer of The Blackstone Group L.P. or any of its Affiliates, which shall not be permitted) as the Managing Member may determine necessary or advisable to give effect to or otherwise implement the foregoing.

Section 3.7. Representations of Regular Members.

(a) Each Regular Member by execution of this Agreement (or by otherwise becoming bound by the terms and conditions hereof as provided herein or in the LLC Act) represents and warrants to every other Member and to the Company, except as may be waived by the Managing Member, that such Regular Member is acquiring each of such Regular Member’s Interests for such Regular Member’s own account for investment and not with a view to resell or distribute the same or any part hereof, and that no other person has any interest in any such Interest or in the rights of such Regular Member hereunder; provided, that a Member may choose to make transfers for estate and charitable planning purposes (in accordance with the terms hereof). Each Regular Member represents and warrants that such Regular Member understands that the Interests have not been registered under the Securities Act, and therefore such Interests may not be resold without registration under such Act or exemption from such registration, and that accordingly such Regular Member must bear the economic risk of an investment in the Company for an indefinite period of time. Each Regular Member represents that such Regular Member has such knowledge and experience in financial and business matters that such Regular Member is capable of evaluating the merits and risks of an investment in the Company, and that such Regular Member is able to bear the economic risk of such investment. Each Regular Member represents that such Regular Member’s overall commitment to the Company and other investments which are not readily marketable is not disproportionate to the Regular Member’s net worth and the Regular Member has no need for liquidity in the Regular Member’s investment in Interests. Each Regular Member represents that to the full satisfaction of the Regular Member, the Regular Member has been furnished any materials that such Regular Member has requested relating to the Company, any Investment and the offering of Interests and has been afforded the opportunity to ask questions of representatives of the Company concerning the terms and conditions of the offering of Interests and any matters pertaining to each Investment and to obtain any other additional information relating thereto. Each Regular Member represents that the Regular Member has consulted to the extent deemed appropriate by the Regular Member with the Regular Member’s own advisers as to the financial, tax, legal and related matters concerning an investment in Interests and on that basis believes that an investment in the Interests is suitable and appropriate for the Regular Member.

(b) Each Member agrees that the representations and warranties contained in paragraph (a) above shall be true and correct as of any date that such Member (1) makes a capital contribution to the Company (whether as a result of Firm Advances made to such Member or otherwise) with respect to any Investment, and such Member hereby agrees that such capital contribution shall serve as confirmation thereof and/or (2) repays any portion of the principal amount of a Firm Advance, and such Member hereby agrees that such repayment shall serve as confirmation thereof.

Section 3.8. Tax Representation. Each Regular Member certifies that (A) if the Regular Member is a United States person (as defined in the Code) (x) (i) the Regular Member’s name, social security number (or, if applicable, employer identification number) and address provided to the Company and its Affiliates pursuant to an IRS Form W-9, Payer’s Request for Taxpayer Identification Number Certification (“W-9”) or otherwise are correct and (ii) the Regular Member will complete and return a W-9 and (y) (i) the Regular Member is a United States person (as defined in the Code) and (ii) the Regular Member will notify the Company within 60 days of a change to foreign (non-United States) status or (B) if the Regular Member is not a United States person (as defined in the Code) (x) (i) the information on the completed IRS Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (Individuals) (“W-8BEN”), IRS Form W-8BEN-E, Certificate of Status of Beneficial Owner for United States Tax Withholding and Reporting (Entities) (“W-8BEN-E”), or other applicable form, including but not limited to IRS Form W-8IMY, Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. Branches for United States Tax Withholding and Reporting (“W-8IMY”), or otherwise is correct and (ii) the Regular Member will complete and return the applicable IRS form, including but not limited to a W-8BEN, W-8BEN-E or W-8IMY and (y) (i) the Regular Member is not a United States person (as defined in the Code) and (ii) the Regular Member will notify the Company within 60 days of any change of such status. The Regular Member agrees to properly execute and provide to the Company in a timely manner any tax documentation that may be reasonably required by the Company or the Managing Member.

ARTICLE IV

CAPITAL OF THE PARTNERSHIP

Section 4.1. Capital Contributions by Members. (a) Each Member shall be required to make capital contributions to the Company (“GP-Related Capital Contributions”) at such times and in such amounts (the “GP-Related Required Amounts”) as are required to satisfy the Company’s obligation to make capital contributions to BEMA II in respect of the GP-Related BEMA II Interest to fund BEMA II’s capital contribution with respect to any GP-Related BEP II Investment and as are otherwise determined by the Managing Member from time to time or as may be set forth in such Regular Member’s Commitment Agreement or SMD Agreement, if any, or otherwise; provided, that additional GP-Related Capital Contributions in excess of the GP-Related Required Amounts may be made pro rata among the Members based upon each Member’s Carried Interest Sharing Percentage. GP-Related Capital Contributions in excess of the GP-Related Required Amounts which are to be used for ongoing business operations (as distinct from financing, legal or other specific liabilities of the Company (including those specifically set forth in Sections 4.1(d) and 5.8(d)) shall be determined by the Managing Member. Regular Members shall not be required to make additional GP-Related Capital Contributions to the Company in excess of the GP-Related Required Amounts, except (i) as a condition of an increase in such Regular Member’s GP-Related Profit Sharing Percentage or (ii) as specifically set forth in this Agreement; provided, that the Managing Member and any Regular Member may agree from time to time that such Regular Member shall make an additional GP-Related Capital Contribution to the Company; provided further, that each Investor Regular Member shall maintain its GP-Related Capital Accounts at an aggregate level equal to the product of (i) its GP-Related Profit Sharing Percentage from time to time and (ii) the total capital of the Company related to the GP-Related BEP II Investment.

(b) The Managing Member may elect on a case by case basis to (i) cause the Company to loan any Member (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members who are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) the amount of any GP-Related Capital Contribution required to be made by such Member or (ii) permit any Member (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members who are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) to make a required GP-Related Capital Contribution to the Company in installments, in each case on terms determined by the Managing Member.

(c) Each GP-Related Capital Contribution by a Member shall be credited to the appropriate GP-Related Capital Account of such Member in accordance with Section 5.2, subject to Section 5.10.

(d) (i) The Members and the Withdrawn Members have entered into the Trust Agreement, pursuant to which certain amounts of the distributions relating to the Carried Interest will be paid to the Trustee(s) for deposit in the Trust Account (such amounts to be paid to the Trustee(s) for deposit in the Trust Account constituting a “Holdback”). The Managing Member shall determine, as set forth below, the percentage of each distribution of Carried Interest that shall be withheld for any Managing Member (including, without limitation, the Managing

Member) and each Member Category (such withheld percentage constituting a Managing Member’s and such Member Category’s “Holdback Percentage”). The applicable Holdback Percentages initially shall be 0% for any Managing Member, 15% for Existing Members (other than any Managing Member), 21% for Retaining Withdrawn Members (other than any Managing Member) and 24% for Deceased Members (the “Initial Holdback Percentages”). Any provision of this Agreement to the contrary notwithstanding, the Holdback Percentage for any Managing Member (including, without limitation, the Managing Member) shall not be subject to change pursuant to clause (ii), (iii) or (iv) of this Section 4.1(d).

(ii) The Holdback Percentage may not be reduced for any individual Member as compared to the other Members in his or her Member Category (except as provided in clause (iv) below). The Managing Member may only reduce the Holdback Percentages among the Member Categories on a proportionate basis. For example, if the Holdback Percentage for Existing Members is decreased to 12.5%, the Holdback Percentage for Retaining Withdrawn Members and Deceased Members shall be reduced to 17.5% and 20%, respectively. Any reduction in the Holdback Percentage for any Member shall apply only to distributions relating to Carried Interest made after the date of such reduction.

(iii) The Holdback Percentage may not be increased for any individual Member as compared to the other Members in his or her Member Category (except as provided in clause (iv) below). The Managing Member may not increase the Retaining Withdrawn Members’ Holdback Percentage beyond 21% unless the Managing Member concurrently increases the Existing Members’ Holdback Percentage to 21%. The Managing Member may not increase the Deceased Members’ Holdback Percentage beyond 24% unless the Managing Member increases the Holdback Percentage for both Existing Members and Retaining Withdrawn Members to 24%. The Managing Member may not increase the Holdback Percentage of any Member Category beyond 24% unless such increase applies equally to all Member Categories. Any increase in the Holdback Percentage for any Member shall apply only to distributions relating to Carried Interest made after the date of such increase. The foregoing shall in no way prevent the Managing Member from proportionately increasing the Holdback Percentage of any Member Category (following a reduction of the Holdback Percentages below the Initial Holdback Percentages), if the resulting Holdback Percentages are consistent with the above. For example, if the Managing Member reduces the Holdback Percentages for Existing Members, Retaining Withdrawn Members and Deceased Members to 12.5%, 17.5% and 20%, respectively, the Managing Member shall have the right to subsequently increase the Holdback Percentages to the Initial Holdback Percentages.

(iv) (A) Notwithstanding anything contained herein to the contrary, the Managing Member may increase or decrease the Holdback Percentage for any Member in any Member Category (in such capacity, the “Subject Member”) pursuant to a majority vote of the Regular Members and the Managing Member (a “Holdback Vote”); provided, that, notwithstanding anything to the contrary contained herein, the Holdback Percentage applicable to any Managing Member shall not be increased or decreased without its prior written consent; provided further, that a Subject Member’s Holdback Percentage shall not be (I) increased prior to such time as such Subject Member (x) is notified by the Company of the decision to increase such Subject Member’s Holdback Percentage and (y) has, if requested by such Subject Member, been given 30 days to gather and provide information to the Company for consideration before a second Holdback Vote (requested by the Subject Member) or (II) decreased unless such decrease occurs subsequent to an increase in a Subject Member’s Holdback Percentage pursuant to a Holdback Vote under this clause (iv); provided further, that such decrease shall not exceed an amount such that such Subject Member’s Holdback Percentage is less than the prevailing Holdback Percentage for such Subject Member’s Member Category; provided further, that a Member shall not vote to increase a Subject Member’s Holdback Percentage unless such voting Member determines, in such Member’s good faith judgment, that the facts and circumstances indicate that it is reasonably likely that such Subject Member, or any of such Subject Member’s successors or assigns (including such Subject Member’s estate or heirs) who at the time of such vote holds the GP-Related Member Interest or otherwise has the right to receive distributions relating thereto, will not be capable of satisfying any GP-Related Recontribution Amounts that may become due.

(B) A Holdback Vote shall take place at a Company meeting. Each of the Regular Members and the Managing Member shall be entitled to cast one vote with respect to the Holdback Vote regardless of such Member’s interest in the Company. Such vote may be cast by any such Member in person or by proxy.

(C) If the result of the second Holdback Vote is an increase in a Subject Member’s Holdback Percentage, such Subject Member may submit the decision to an arbitrator, the identity of which is mutually agreed upon by both the Subject Member and the Company; provided, that if the Company and the Subject Member cannot agree upon a mutually satisfactory arbitrator within 10 days of the second Holdback Vote, each of the Company and the Subject Member shall request its candidate for arbitrator to select a third arbitrator satisfactory to such candidates; provided further, that if such candidates fail to agree upon a mutually satisfactory arbitrator within 30 days of such request, the then sitting President of the American Arbitration Association shall unilaterally select the arbitrator. Each Subject Member that submits the decision of the Company pursuant to the second Holdback Vote to arbitration and the Company shall estimate their reasonably projected out-of-pocket expenses relating thereto and each such party shall, to the satisfaction of the arbitrator and prior to any determination being made by the arbitrator, pay the total of such estimated expenses (i.e., both the Subject Member’s and the Company’s expenses) into an escrow account to be controlled by Simpson Thacher & Bartlett LLP, as escrow agent (or such other comparable law firm as the Company and the Subject Member shall agree). The arbitrator shall direct the escrow agent to pay out of such escrow account all expenses associated with such arbitration (including costs leading thereto) and to return to the “victorious” party the entire amount of funds such party paid into such escrow account. If the amount contributed to the escrow account by the losing party is insufficient to cover the expenses of such arbitration, such “losing” party shall then provide any additional funds necessary to cover such costs to such “victorious” party. For purposes hereof, the “victorious” party shall be the

Company, if the Holdback Percentage ultimately determined by the arbitrator is closer to the percentage determined in the second Holdback Vote than it is to the prevailing Holdback Percentage for the Subject Member’s Member Category; otherwise, the Subject Member shall be the “victorious” party. The party that is not the “victorious” party shall be the “losing” party.

(D) In the event of a decrease in a Subject Member’s Holdback Percentage (1) pursuant to a Holdback Vote under this clause (iv) or (2) pursuant to a decision of an arbitrator under paragraph (C) of this clause (iv), the Company shall release and distribute to such Subject Member any Trust Amounts (and the Trust Income thereon (except as expressly provided herein with respect to using Trust Income as Firm Collateral)) which exceed the required Holdback of such Subject Member (in accordance with such Subject Member’s reduced Holdback Percentage) as though such reduced Holdback Percentage had applied since the increase of the Subject Member’s Holdback Percentage pursuant to a previous Holdback Vote under this clause (iv).

(v) (A) If a Member’s Holdback Percentage exceeds 15% (such percentage in excess of 15% constituting the “Excess Holdback Percentage”), such Member may satisfy the portion of his or her Holdback obligation in respect of his or her Excess Holdback Percentage (such portion constituting such Member’s “Excess Holdback”), and such Member (or a Withdrawn Member with respect to amounts contributed to the Trust Account while he or she was a Member), to the extent his or her Excess Holdback obligation has previously been satisfied in cash, may obtain the release of the Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) satisfying such Member’s or Withdrawn Member’s Excess Holdback obligation, by pledging, granting a security interest or otherwise making available to the Managing Member, on a first priority basis (except as provided below), all or any portion of his or her Firm Collateral in satisfaction of his or her Excess Holdback obligation. Any Member seeking to satisfy all or any portion of the Excess Holdback utilizing Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the Managing Member) to perfect a first priority security interest in, and otherwise assure the ability of the Company to realize on (if required), such Firm Collateral; provided, that in the case of entities listed in the books and records of the Company, in which Members/partners are permitted to pledge their interests therein to finance all or a portion of their capital contributions thereto (“Pledgable Blackstone Interests”), to the extent a first priority security interest is unavailable because of an existing lien on such Firm Collateral, the Member or Withdrawn Member seeking to utilize such Firm Collateral shall grant the Managing Member a second priority security interest therein in the manner provided above; provided further, that (x) in the case of Pledgable Blackstone Interests, to the extent that neither a first priority nor a second priority security interest is available or (y) if the Managing Member otherwise determines in its good faith judgment that a security interest in Firm Collateral (and the corresponding documents and actions) are not necessary or appropriate, the Member or Withdrawn Member shall (in the case of either clause (x) or (y) above) irrevocably instruct in writing the relevant partnership, limited liability company or other entity listed in the books and records of the Company to remit any and all net proceeds resulting from a Firm Collateral Realization on such Firm Collateral to the Trustee(s) as more fully provided in clause (B) below. The Company shall, at the request of any Member or Withdrawn Member, assist such Member or Withdrawn Member in taking such action as is necessary to enable such Member or Withdrawn Member to use Firm Collateral as provided hereunder.

(B) If upon a sale or other realization of all or any portion of any Firm Collateral (a “Firm Collateral Realization”), the remaining Firm Collateral is insufficient to cover any Member’s or Withdrawn Member’s Excess Holdback requirement, then up to 100% of the net proceeds otherwise distributable to such Member or Withdrawn Member from such Firm Collateral Realization (including distributions subject to the repayment of financing sources as in the case of Pledgable Blackstone Interests) shall be paid into the Trust Account to fully satisfy such Excess Holdback requirement (allocated to such Member or Withdrawn Member) and shall be deemed to be Trust Amounts for purposes hereunder. Any net proceeds from such Firm Collateral Realization in excess of the amount necessary to satisfy such Excess Holdback requirement shall be distributed to such Member or Withdrawn Member.

(C) Upon any valuation or revaluation of Firm Collateral that results in a decreased valuation of such Firm Collateral so that such Firm Collateral is insufficient to cover any Member’s or Withdrawn Member’s Excess Holdback requirement (including upon a Firm Collateral Realization, if net proceeds therefrom and the remaining Firm Collateral are insufficient to cover any Member’s or Withdrawn Member’s Excess Holdback requirement), the Company shall provide notice of the foregoing to such Member or Withdrawn Member and such Member or Withdrawn Member shall, within 30 days of receiving such notice, contribute cash (or additional Firm Collateral) to the Trust Account in an amount necessary to satisfy his or her Excess Holdback requirement. If any such Member or Withdrawn Member defaults upon his or her obligations under this clause (C), then Section 5.8(d)(ii) shall apply thereto; provided, that clause (A) of Section 5.8(d)(ii) shall be deemed inapplicable to a default under this clause (C); provided further, that for purposes of applying Section 5.8(d)(ii) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(ii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(ii) shall be construed as the amount due pursuant to this clause (C).

(vi) Any Regular Member or Withdrawn Member may (A) obtain the release of any Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) or Firm Collateral, in each case, held in the Trust Account for the benefit of such Member or Withdrawn Member or (B) require the Company to distribute all or any portion of amounts otherwise required to be placed in the Trust Account (whether cash or Firm Collateral), by obtaining a letter of credit (an “L/C”) for the benefit of the Trustee(s) in such amounts. Any

Member or Withdrawn Member choosing to furnish an L/C to the Trustee(s) (in such capacity, an “L/C Member”) shall deliver to the Trustee(s) an unconditional and irrevocable L/C from a commercial bank whose (x) short-term deposits are rated at least A-1 by S&P and P-1 by Moody’s (if the L/C is for a term of 1 year or less) or (y) long-term deposits are rated at least A+ by S&P or A1 by Moody’s (if the L/C is for a term of 1 year or more) (each a “Required Rating”). If the relevant rating of the commercial bank issuing such L/C drops below the relevant Required Rating, the L/C Member shall supply to the Trustee(s), within 30 days of such occurrence, a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, in lieu of the insufficient L/C. In addition, if the L/C has a term expiring on a date earlier than the latest possible termination date of BEP II, the Trustee(s) shall be permitted to drawdown on such L/C if the L/C Member fails to provide a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating, at least 30 days prior to the stated expiration date of such existing L/C. The Trustee(s) shall notify an L/C Member 10 days prior to drawing on any L/C. The Trustee(s) may (as directed by the Company in the case of clause (I) below) draw down on an L/C only if (I) such a drawdown is necessary to satisfy an L/C Member’s obligation relating to the Company’s obligations under the Clawback Provisions or (II) an L/C Member has not provided a new L/C from a commercial bank whose relevant rating is at least equal to the relevant Required Rating (or the requisite amount of cash and/or Firm Collateral (to the extent permitted hereunder)), at least 30 days prior to the stated expiration of an existing L/C in accordance with this clause (vi). The Trustee(s), as directed by the Company, shall return to any L/C Member his or her L/C upon (1) the termination of the Trust Account and satisfaction of the Company’s obligations, if any, in respect of the Clawback Provisions, (2) an L/C Member satisfying his or her entire Holdback obligation in cash and Firm Collateral (to the extent permitted hereunder) or (3) the release, by the Trustee(s), as directed by the Company, of all amounts in the Trust Account to the Members or Withdrawn Members. If an L/C Member satisfies a portion of his or her Holdback obligation in cash and/or Firm Collateral (to the extent permitted hereunder) or if the Trustee(s), as directed by the Company, release a portion of the amounts in the Trust Account to the Members or Withdrawn Members in the Member Category of such L/C Member, the L/C of an L/C Member may be reduced by an amount corresponding to such portion satisfied in cash and/or Firm Collateral (to the extent permitted hereunder) or such portion released by the Trustee(s), as directed by the Company; provided, that in no way shall the general release of any Trust Income cause an L/C Member to be permitted to reduce the amount of an L/C by any amount.

(vii) (A) Any in-kind distributions by the Company relating to Carried Interest shall be made in accordance herewith as though such distributions consisted of cash. The Company may direct the Trustee(s) to dispose of any in-kind distributions held in the Trust Account at any time. The net proceeds therefrom shall be treated as though initially contributed to the Trust Account.

(B) In lieu of the foregoing, any Existing Member may pledge with respect to any in-kind distribution the Special Firm Collateral referred to in the applicable category in the books and records of the Company; provided, that the initial contribution of such Special Firm Collateral shall initially equal 130%

of the required Holdback Amount for a period of 90 days, and thereafter shall equal at least 115% of the required Holdback Amount. Paragraphs 4.1(d)(viii)(C) and (D) shall apply to such Special Firm Collateral. To the extent such Special Firm Collateral exceeds the applicable minimum percentage of the required Holdback Amount specified in the first sentence of this clause (vii)(B), the related Member may obtain a release of such excess amount from the Trust Account.

(viii) (A) Any Regular Member or Withdrawn Member may satisfy all or any portion of his or her Holdback (excluding any Excess Holdback), and such Member or a Withdrawn Member may, to the extent his or her Holdback (excluding any Excess Holdback) has been previously satisfied in cash or by the use of an L/C as provided herein, obtain a release of Trust Amounts (but not the Trust Income thereon which shall remain in the Trust Account and allocated to such Member or Withdrawn Member) that satisfy such Member’s or Withdrawn Member’s Holdback (excluding any Excess Holdback) by pledging or granting a security interest to the Trustee(s) on a first priority basis all of his or her Special Firm Collateral in a particular Qualifying Fund, which at all times must equal or exceed the amount of the Holdback distributed to the Member or Withdrawn Member (as more fully set forth below). Any Member seeking to satisfy such Member’s Holdback utilizing Special Firm Collateral shall sign such documents and otherwise take such other action as is necessary or appropriate (in the good faith judgment of the Managing Member) to perfect a first priority security interest in, and otherwise assure the ability of the Trustee(s))to realize on (if required), such Special Firm Collateral.

(B) If upon a distribution, withdrawal, sale, liquidation or other realization of all or any portion of any Special Firm Collateral (a “Special Firm Collateral Realization”), the remaining Special Firm Collateral (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund and is being used in connection with an Excess Holdback) is insufficient to cover any Member’s or Withdrawn Member’s Holdback (when taken together with other means of satisfying the Holdback as provided herein (i.e., cash contributed to the Trust Account or an L/C in the Trust Account)), then up to 100% of the net proceeds otherwise distributable to such Member or Withdrawn Member from such Special Firm Collateral Realization (which shall not include the amount of Firm Collateral that consists of a Qualifying Fund or other asset and is being used in connection with an Excess Holdback) shall be paid into the Trust (and allocated to such Member or Withdrawn Member) to fully satisfy such Holdback and shall be deemed thereafter to be Trust Amounts for purposes hereunder. Any net proceeds from such Special Firm Collateral Realization in excess of the amount necessary to satisfy such Holdback (excluding any Excess Holdback) shall be distributed to such Member or Withdrawn Member. To the extent a Qualifying Fund distributes Securities to a Member or Withdrawn Member in connection with a Special Firm Collateral Realization, such Member or Withdrawn Member shall be required to promptly fund such Member’s or Withdrawn Member’s deficiency with respect to his or her Holdback in cash or an L/C.

(C) Upon any valuation or revaluation of the Special Firm Collateral and/or any adjustment in the Applicable Collateral Percentage applicable to a Qualifying Fund (as provided in the books and records of the Company), if such Member’s or Withdrawn Member’s Special Firm Collateral valued at less than such Member’s Holdback (excluding any Excess Holdback) as provided in the books and records of the Company, taking into account other permitted means of satisfying the Holdback hereunder, the Company shall provide notice of the foregoing to such Member or Withdrawn Member and, within ten (10) Business Days of receiving such notice, such Member or Withdrawn Member shall contribute cash or additional Special Firm Collateral to the Trust Account in an amount necessary to make up such deficiency. If any such Member or Withdrawn Member defaults upon his or her obligations under this clause (C), then Section 5.8(d)(ii) shall apply thereto; provided, that clause (A) of Section 5.8(d)(ii) shall be deemed inapplicable to such default; provided further, that for purposes of applying Section 5.8(d)(ii) to a default under this clause (C): (I) the term “GP-Related Defaulting Party” where such term appears in such Section 5.8(d)(ii) shall be construed as “defaulting party” for purposes hereof and (II) the terms “Net GP-Related Recontribution Amount” and “GP-Related Recontribution Amount” where such terms appear in such Section 5.8(d)(ii) shall be construed as the amount due pursuant to this clause (C).

(D) Upon a Member becoming a Withdrawn Member, at any time thereafter the Managing Member may revoke the ability of such Withdrawn Member to use Special Firm Collateral as set forth in this Section 4.1(d)(viii), notwithstanding anything else in this Section 4.1(d)(viii). In that case the provisions of clause (C) above shall apply to the Withdrawn Member’s obligation to satisfy the Holdback (except that 30 days’ notice of such revocation shall be given), given that the Special Firm Collateral is no longer available to satisfy any portion of the Holdback (excluding any Excess Holdback).

(E) Nothing in this Section 4.1(d)(viii) shall prevent any Member or Withdrawn Member from using any amount of such Member’s interest in a Qualifying Fund as Firm Collateral; provided, that at all times Section 4.1(d)(v) and this Section 4.1(d)(viii) are each satisfied.

Section 4.2. Interest. Interest on the balances of the Members’ capital related to the Members’ GP-Related Member Interests (excluding capital invested in GP-Related Investments and, if deemed appropriate by the Managing Member, capital invested in any other investment of the Company) shall be credited to the Members’ GP-Related Capital Accounts at the end of each accounting period pursuant to Section 5.2, or at any other time as determined by the Managing Member, at rates determined by the Managing Member from time to time, and shall be charged as an expense of the Company.

Section 4.3. Withdrawals of Capital. No Member may withdraw capital related to such Member’s GP-Related Member Interests from the Company except (i) for distributions of cash or other property pursuant to Section 5.8, (ii) as otherwise expressly provided in this Agreement or (iii) as determined by the Managing Member.

ARTICLE V

PARTICIPATION IN PROFITS AND LOSSES

Section 5.1. General Accounting Matters.

(a) GP-Related Net Income (Loss) shall be determined by the Managing Member at the end of each accounting period and shall be allocated as described in Section 5.4.

(b) “GP-Related Net Income (Loss)” from any activity of the Company related to the Company’s GP-Related BEMA II Interest for any accounting period means (i) the gross income realized by the Company from such activity during such accounting period less (ii) all expenses of the Company, and all other items that are deductible from gross income, for such accounting period that are allocable to such activity (determined as provided below).

“GP-Related Net Income (Loss)” from any GP-Related Investment for any accounting period in which such GP-Related Investment has not been sold or otherwise disposed of means (i) the gross amount of dividends, interest or other income received by the Company from such GP-Related Investment during such accounting period less (ii) all expenses of the Company for such accounting period that are allocable to such GP-Related Investment (determined as provided below).

“GP-Related Net Income (Loss)” from any GP-Related Investment for the accounting period in which such GP-Related Investment is sold or otherwise disposed of means (i) the sum of the gross proceeds from the sale or other disposition of such GP-Related Investment and the gross amount of dividends, interest or other income received by the Company from such GP-Related Investment during such accounting period less (ii) the sum of the cost or other basis to the Company of such GP-Related Investment and all expenses of the Company for such accounting period that are allocable to such GP-Related Investment.

GP-Related Net Income (Loss) shall be determined in accordance with the accounting method used by the Company for federal income tax purposes with the following adjustments: (i) any income of the Company that is exempt from federal income taxation and not otherwise taken into account in computing GP-Related Net Income (Loss) shall be added to such taxable income or loss; (ii) if any asset has a value on the books of the Company that differs from its adjusted tax basis for federal income tax purposes, any depreciation, amortization or gain resulting from a disposition of such asset shall be calculated with reference to such value; (iii) upon an adjustment to the value of any asset on the books of the Company pursuant to Treasury Regulations Section 1.704-1(b)(2), the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (iv) any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing GP-Related Net Income (Loss) pursuant to this definition shall be treated as deductible items; (v) any income from a GP-Related Investment that is payable to Company employees in respect of “phantom interests” in such GP-Related Investment awarded by the Managing Member to employees shall be included as an expense in the calculation of GP-Related Net Income (Loss) from such GP-Related Investment and (vi) items of income and expense (including interest income and overhead and other indirect expenses) of the Company and Affiliates of the Company shall be allocated among the Company and such Affiliates, among various Company activities and GP-Related Investments and between accounting periods, in each case as determined by the Managing Member. Any adjustments to GP-Related Net Income (Loss) by the Managing Member, including adjustments for items of income accrued but not yet received, unrealized gains, items of expense accrued but not yet paid, unrealized losses, reserves (including reserves for taxes, bad debts, actual or threatened litigation, or any other expenses, contingencies or obligations) and other appropriate items, shall be made in accordance with GAAP; provided, that the Managing Member shall not be required to make any such adjustment.

(c) An accounting period shall be a Fiscal Year except that, at the option of the Managing Member, an accounting period will terminate and a new accounting period will begin on the admission date of an additional Member or the Settlement Date of a Withdrawn Member, if any such date is not the first day of a Fiscal Year. If any event referred to in the preceding sentence occurs and the Managing Member does not elect to terminate an accounting period and begin a new accounting period, then the Managing Member may make such adjustments as it deems appropriate to the Members’ GP-Related Profit Sharing Percentages for the accounting period in which such event occurs (prior to any allocations of GP-Related Unallocated Percentages or adjustments to GP-Related Profit Sharing Percentages pursuant to Section 5.3) to reflect the Members’ average GP-Related Profit Sharing Percentages during such accounting period; provided, that the GP-Related Profit Sharing Percentages of Members in GP-Related Net Income (Loss) from GP-Related Investments acquired during such accounting period will be based on GP-Related Profit Sharing Percentages in effect when each such GP-Related Investment was acquired.

(d) In establishing GP-Related Profit Sharing Percentages and allocating GP-Related Unallocated Percentages pursuant to Section 5.3, the Managing Member may consider such factors as it deems appropriate.

(e) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Managing Member and approved by the Company’s independent accountants. Such approved determinations, valuations and other accounting matters shall be conclusive and binding on all Members, all Withdrawn Members, their successors, heirs, estates or legal representatives and any other person, and to the fullest extent permitted by law no such person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

Section 5.2. GP-Related Capital Accounts.

(a) There shall be established for each Member on the books of the Company, to the extent and at such times as may be appropriate, one or more capital accounts as the Managing Member may deem to be appropriate for purposes of accounting for such Member’s interests in the capital of the Company related to the Company’s GP-Related BEMA II Interest and the GP-Related Net Income (Loss) of the Company (each a “GP-Related Capital Account”).

(b) As of the end of each accounting period or, in the case of a contribution to the Company by one or more of the Members with respect to such Member or Members’ GP-Related Member Interests or a distribution by the Company to one or more of the Members with respect to such Member or Members’ GP-Related Member Interests, at the time of such contribution or distribution, (i) the appropriate GP-Related Capital Accounts of each Member shall be credited with the following amounts: (A) the amount of cash and the value of any property contributed by such Member to the capital of the Company related to the GP-Related BEP II Interest during such accounting period, (B) the GP-Related Net Income allocated to such Member for such accounting period and (C) the interest credited on the balance of such Member’s capital related to such Member’s GP-Related Member Interest for such accounting period pursuant to Section 4.2; and (ii) the appropriate GP-Related Capital Accounts of each Member shall be debited with the following amounts: (x) the amount of cash, the principal amount of any subordinated promissory note of the Company referred to in Section 6.5 (as such amount is paid) and the value of any property distributed to such Member during such accounting period with respect to such Member’s GP-Related Member Interest and (y) the GP-Related Net Loss allocated to such Member for such accounting period.

Section 5.3. GP-Related Profit Sharing Percentages.

(a) Prior to the beginning of each annual accounting period, the Managing Member shall establish the profit sharing percentage (the “GP-Related Profit Sharing Percentage”) of each Member in each category of GP-Related Net Income (Loss) for such annual accounting period pursuant to Section 5.1(a) taking into account such factors as the Managing Member deems appropriate; provided however, that (i) the Managing Member may elect to establish GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment acquired by the Company during such accounting period at the time such GP-Related Investment is acquired in accordance with paragraph (d) below and (ii) GP-Related Net Income (Loss) for such accounting period from any GP-Related Investment shall be allocated in accordance with the GP-Related Profit Sharing Percentages in such GP-Related Investment established in accordance with paragraph (d) below. The Managing Member may establish different GP-Related Profit Sharing Percentages for any Member in different categories of GP-Related Net Income (Loss). In the case of the Withdrawal of a Member, such former Member’s GP-Related Profit Sharing Percentages shall be allocated by the Managing Member to one or more of the remaining Members as the Managing Member shall determine. In the case of the admission of any Member to the Company as an additional Member, the GP-Related Profit Sharing Percentages of the other Members shall be reduced by an amount equal to the GP-Related Profit Sharing Percentage allocated to such new Member pursuant to Section 6.1(b); such reduction of each other Member’s GP-Related Profit Sharing Percentage shall be pro rata based upon such Member’s GP-Related Profit Sharing Percentage as in effect immediately prior to the admission of the new Member. Notwithstanding the foregoing, the Managing Member may also adjust the GP-Related Profit Sharing Percentage of any Member for any annual accounting period at the end of such annual accounting period in its sole discretion.

(b) The Managing Member may elect to allocate to the Members less than 100% of the GP-Related Profit Sharing Percentages of any category for any annual accounting period at the time specified in Section 5.3(a) for the annual fixing of GP-Related Profit Sharing Percentages (any remainder of such GP-Related Profit Sharing Percentages being called a “GP-Related Unallocated Percentage”); provided, that any GP-Related Unallocated Percentage in any category of GP-Related Net Income (Loss) for any annual accounting period that is not allocated by the Managing Member within 90 days after the end of such accounting period shall be deemed to be allocated among all the Members (including the Managing Member) in the manner determined by the Managing Member in its sole discretion.

(c) Unless otherwise determined by the Managing Member in a particular case, (i) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from any GP-Related Investment shall be allocated in proportion to the Members’ respective GP-Related Capital Contributions in respect of such GP-Related Investment and (ii) GP-Related Profit Sharing Percentages in GP-Related Net Income (Loss) from each GP-Related Investment shall be fixed at the time such GP-Related Investment is acquired and shall not thereafter change, subject to any repurchase rights established by the Managing Member pursuant to Section 5.7.

Section 5.4. Allocations of GP-Related Net Income (Loss).

(a) Except as provided in Section 5.4(d), GP-Related Net Income of the Company for each GP-Related Investment shall be allocated to the GP-Related Capital Accounts related to such GP-Related Investment of all the Members participating in such GP-Related Investment (including the Managing Member): first, in proportion to and to the extent of the amount of Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest distributed to the Members, second, to Members that received Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest in years prior to the years such GP-Related Net Income is being allocated to the extent such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest exceeded GP-Related Net Income allocated to such Members in such earlier years; and third, to the Members in the same manner that such Non-Carried Interest (other than amounts representing a return of GP-Related Capital Contributions) or Carried Interest would have been distributed if cash were available to distribute with respect thereto.

(b) GP-Related Net Loss of the Company shall be allocated as follows: (i) GP-Related Net Loss relating to realized losses suffered by BEP II and allocated to the Company with respect to its pro rata share thereof (based on capital contributions made by the Company indirectly to BEP II with respect to the GP-Related BEMA II Interest) shall be allocated to the Members in accordance with each Member’s Non-Carried Interest Sharing Percentage with respect to the GP-Related Investment giving rise to such loss suffered by BEP II and (ii) GP-Related Net Loss relating to realized losses suffered by BEP II and allocated indirectly to the Company with respect to the Carried Interest shall be allocated in accordance with a Member’s (including a Withdrawn Member’s) Carried Interest Give Back Percentage (as of the date of such loss) (subject to adjustment pursuant to Section 5.8(e)). Withdrawn Members shall remain Members for purposes of allocating such GP-Related Net Loss with respect to Carried Interest.

(c) Notwithstanding Section 5.4(a) above, GP-Related Net Income relating to Carried Interest allocated after the allocation of a GP-Related Net Loss pursuant to clause (ii) of Section 5.4(b) shall be allocated in accordance with such Carried Interest Give Back Percentages until such time as the Members have been allocated GP-Related Net Income relating to Carried Interest equal to the aggregate amount of GP-Related Net Loss previously allocated in accordance with clause (ii) of Section 5.4(b).

(d) To the extent the Company has any GP-Related Net Income (Loss) for any accounting period unrelated to BEP II, such GP-Related Net Income (Loss) will be allocated in accordance with GP-Related Profit Sharing Percentages prevailing at the beginning of such accounting period.

(e) The Managing Member may authorize from time to time advances to Members (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members who are also executive officers of The Blackstone Group L.P. or any Affiliate thereof) against their allocable shares of GP-Related Net Income (Loss).

(f) Notwithstanding the foregoing, the Managing Member may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the Managing Member deems reasonably necessary for this purpose.

Section 5.5. Liability of Members. Except as otherwise provided in the LLC Act or as expressly provided in this Agreement, no Member shall be personally obligated for any debt, obligation or liability of the Company or of any other Member solely by reason of being a Member. In no event shall any Member or Withdrawn Member (i) be obligated to make any capital contribution or payment to or on behalf of the Company or (ii) have any liability to return distributions received by such Member from the Company, in each case except as specifically provided in Section 4.1(d) or Section 5.8 or otherwise in this Agreement, as such Member shall otherwise expressly agree in writing or as may be required by applicable law.

Section 5.6. [Intentionally omitted.].

Section 5.7. Repurchase Rights, etc.. The Managing Member may from time to time establish such repurchase rights and/or other requirements with respect to the Members’ GP-Related Member Interests relating to GP-Related BEP II Investments as the Managing Member may determine. The Managing Member shall have authority to (a) withhold any distribution otherwise payable to any Member until any such repurchase rights have lapsed or any such requirements have been satisfied, (b) pay any distribution to any Member that is Contingent as of the distribution date and require the refund of any portion of such distribution that is Contingent as of the Withdrawal Date of such Member, (c) amend any previously established repurchase rights or other requirements from time to time and (d) make such exceptions thereto as it may determine on a case by case basis.

Section 5.8. Distributions.

(a) (i) The Company shall make distributions of available cash (subject to reserves and other adjustments as provided herein) or other property to Members with respect to such Members’ GP-Related Member Interests at such times and in such amounts as are determined by the Managing Member. The Managing Member shall, if it deems it appropriate, determine the availability for distribution of, and distribute, cash or other property separately for each category of GP-Related Net Income (Loss) established pursuant to Section 5.1(a). Distributions of cash or other property with respect to Non-Carried Interest shall be made among the Members in accordance with their respective Non-Carried Interest Sharing Percentages, and, subject to Section 4.1(d) and Section 5.8(e), distributions of cash or other property with respect to Carried Interest shall be made among Members in accordance with their respective Carried Interest Sharing Percentages.

(ii) At any time that a sale, exchange, transfer or other disposition by BEP II of a portion of a GP-Related Investment is being considered by the Company (a “GP-Related Disposable Investment”), at the election of the Managing Member each Member’s GP-Related Member Interest with respect to such GP-Related Investment shall be vertically divided into two separate GP-Related Member Interests, a GP-Related Member Interest attributable to the GP-Related Disposable Investment (a Member’s “GP-Related Class B Interest”), and a GP-Related Member Interest attributable to such GP-Related Investment excluding the GP-Related Disposable Investment (a Member’s “GP-Related Class A Interest”). Distributions (including those resulting from a sale, transfer, exchange or other disposition by BEP II) relating to a GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class B Interests with respect to such GP-Related Investment in accordance with their GP-Related Profit Sharing Percentages relating to such GP-Related Class B Interests, and distributions (including those resulting from the sale, transfer, exchange or other disposition by BEP II) relating to a GP-Related Investment excluding such GP-Related Disposable Investment (with respect to both Carried Interest and Non-Carried Interest) shall be made only to holders of GP-Related Class A Interests with respect to such GP-Related Investment in accordance with their respective GP-Related Profit Sharing Percentages relating to such GP-Related Class A Interests. Except as provided above, distributions of cash or other property with respect to each category of GP-Related Net Income (Loss) shall be allocated among the Members in the same proportions as the allocations of GP-Related Net Income (Loss) of each such category.

(b) Subject to the Company’s having sufficient available cash in the reasonable judgment of the Managing Member, the Company shall make cash distributions to each Member with respect to each Fiscal Year of the Company in an aggregate amount at least equal to the total federal, New York State and New York City income and other taxes that would be payable by such Member with respect to all categories of GP-Related Net Income (Loss) allocated to such Member for such Fiscal Year, the amount of which shall be calculated (i) on the assumption that each Member is an individual subject to the then prevailing maximum federal, New York State and New York City income and other tax rates, (ii) taking into account the deductibility of State and local income and other taxes for federal income tax purposes and (iii) taking into account any differential in applicable rates due to the type and character of GP-Related Net Income (Loss) allocated to such Member. Notwithstanding the provisions of the foregoing sentence, the Managing Member may refrain from making any distribution if, in the reasonable judgment of the Managing Member, such distribution is prohibited by the LLC Act.

(c) The Managing Member may provide that the GP-Related Member Interest of any Member or employee (including such Member’s or employee’s right to distributions and investments of the Company related thereto) may be subject to repurchase by the Company during such period as the Managing Member shall determine (a “Repurchase Period”). Any Contingent distributions from GP-Related Investments subject to repurchase rights will be withheld by the Company and will be distributed to the recipient thereof (together with interest thereon at rates determined by the Managing Member from time to time) as the recipient’s rights to such distributions become Non-Contingent (by virtue of the expiration of the applicable Repurchase Period or otherwise). The Managing Member may elect in an individual case to have the Company distribute any Contingent distribution to the applicable recipient thereof irrespective of whether the applicable Repurchase Period has lapsed. If a Member Withdraws from the Company for any reason other than his or her death, Total Disability or Incompetence, the undistributed share of any GP-Related Investment that remains Contingent as of the applicable Withdrawal Date shall be repurchased by the Company at a purchase price determined at such time by the Managing Member. Unless determined otherwise by the Managing Member, the repurchased portion thereof will be allocated among the remaining Members with interests in such GP-Related Investment in proportion to their respective percentage interests in such GP-Related Investment, or if no other Member has a percentage interest in such specific GP-Related Investment, to the Managing Member; provided, that the Managing Member may allocate the Withdrawn Member’s share of unrealized investment income from a repurchased GP-Related Investment attributable to the period after the Withdrawn Member’s Withdrawal Date on any basis it may determine, including to existing or new Members who did not previously have interests in such GP-Related Investment, except that, in any event, each Investor Regular Member shall be allocated a share of such unrealized investment income equal to its respective GP-Related Profit Sharing Percentage of such unrealized investment income.

(d) (i) (A) If BEMA II is obligated under the Clawback Provisions or Giveback Provisions to contribute to BEP II a Clawback Amount or a Giveback Amount (other than a Capital Commitment Giveback Amount) and the Company is obligated to contribute any such amount to BEMA II in respect of the Company’s GP-Related BEMA II Interest (the amount of any such obligation of the Company with respect to such a Giveback Amount being herein called a “GP-Related Giveback Amount”), the Managing Member shall call for such amounts as are necessary to satisfy such obligations of the Company as determined by the Managing Member, in which case each Member and Withdrawn Member shall contribute to the Company, in cash, when and as called by the Managing Member, such an amount of prior distributions by the Company (and the Other Fund GPs) with respect to Carried Interest (and/or Non-Carried Interest in the case of a GP-Related Giveback Amount) (the “GP-Related Recontribution Amount”) which equals (I) the product of (a) a Member’s or Withdrawn Member’s Carried Interest Give Back Percentage and (b) the aggregate Clawback Amount payable by the Company, in the case of Clawback Amounts and (II) with respect to a GP-Related Giveback Amount, such Member’s pro rata share of prior distributions of Carried Interest and/or Non-Carried Interest in connection with (a) the GP-Related BEP II Investment giving rise to the GP-Related Giveback Amount, (b) if the amounts contributed pursuant to clause (II)(a) above are insufficient to satisfy such GP-Related Giveback Amount, GP-Related BEP II Investments other than the one giving rise to such obligation, but only those amounts received by the Members with an interest in the GP-Related BEP II Investment referred to in clause (II)(a) above and (c) if the GP-Related Giveback Amount is unrelated to a specific GP-Related BEP II Investment, all GP-Related BEP II Investments. Each Member and Withdrawn Member shall promptly contribute to the Company, along with satisfying his or her comparable obligations to the Other Fund GPs, if any, upon such call, such Member’s or Withdrawn Member’s GP-Related Recontribution Amount, less the amount paid out of the Trust Account on behalf of such Member or Withdrawn Member by the Trustee(s) pursuant to written instructions from the Managing Member, or if applicable, any of the Other Fund GPs with respect to Carried Interest (and/or Non-Carried Interest in the case of GP-Related Giveback Amounts) (the “Net GP-

Related Recontribution Amount”), irrespective of the fact that the amounts in the Trust Account may be sufficient on an aggregate basis to satisfy the Company’s and the Other Fund GPs’ obligation under the Clawback Provisions and/or Giveback Provisions; provided, that to the extent a Member’s or Withdrawn Member’s share of the amount paid with respect to the Clawback Amount and/or the GP-Related Giveback Amount exceeds his or her GP-Related Recontribution Amount, such excess shall be repaid to such Member or Withdrawn Member as promptly as reasonably practicable, subject to clause (ii) below; provided further, that such written instructions from the Managing Member shall specify each Member’s and Withdrawn Member’s GP-Related Recontribution Amount. Prior to such time, the Managing Member may, in its discretion (but shall be under no obligation to), provide notice that in the Managing Member’s judgment, the potential obligations in respect of the Clawback Provisions or the Giveback Provisions will probably materialize (and an estimate of the aggregate amount of such obligations); provided further, that any amount from a Member’s Trust Account used to pay any part of any GP-Related Giveback Amount (or such lesser amount as may be required by the Managing Member) shall be contributed by such Member to such Member’s Trust Account no later than 30 days after the Net GP-Related Recontribution Amount is paid with respect to such GP-Related Giveback Amount.

(B) To the extent any Member or Withdrawn Member has satisfied any Holdback obligation with Firm Collateral, such Member or Withdrawn Member shall, within 10 days of the Managing Member’s call for GP-Related Recontribution Amounts, make a cash payment into the Trust Account in an amount equal to the amount of the Holdback obligation satisfied with such Firm Collateral, or such lesser amount such that the amount in the Trust Account allocable to such Member or Withdrawn Member equals the sum of (I) such Member’s or Withdrawn Member’s GP-Related Recontribution Amount and (II) any similar amounts payable to any of the Other Fund GPs. Immediately upon receipt of such cash, the Trustee(s) shall take such steps as are necessary to release such Firm Collateral of such Member or Withdrawn Member equal to the amount of such cash payment. If the amount of such cash payment is less than the amount of Firm Collateral of such Member or Withdrawn Member, the balance of such Firm Collateral if any, shall be retained to secure the payment of GP-Related Deficiency Contributions, if any, and shall be fully released upon the satisfaction of the Company’s and the Other Fund GPs’ obligation to pay the Clawback Amount. The failure of any Member or Withdrawn Member to make a cash payment in accordance with this clause (B) (to the extent applicable) shall constitute a default under Section 5.8(d)(ii) as if such cash payment hereunder constitutes a Net GP-Related Recontribution Amount under Section 5.8(d)(ii).

(ii) (A) In the event any Member or Withdrawn Member (a “GP-Related Defaulting Party”) fails to recontribute all or any portion of such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount for any reason, the Managing Member shall require all other Members and Withdrawn Members to contribute, on a pro rata basis (based on each of their respective Carried Interest Give Back Percentages in the case of Clawback Amounts, and GP-Related Profit Sharing Percentages in the case of GP-Related Giveback Amounts (as more fully described in clause (II) of Section 5.8(d)(i)(A) above)), such amounts as are necessary to fulfill the GP-Related Defaulting Party’s obligation to pay such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount (a “GP-Related Deficiency Contribution”) if the Managing Member determines in its good faith judgment that the Company (or an Other Fund GP)

will be unable to collect such amount in cash from such GP-Related Defaulting Party for payment of the Clawback Amount or GP-Related Giveback Amount, as the case may be, at least twenty (20) Business Days prior to the latest date that the Company, and the Other Fund GPs, if applicable, are permitted to pay the Clawback Amount or GP-Related Giveback Amount, as the case may be; provided, that, subject to Section 5.8(e), no Member or Withdrawn Member shall as a result of such GP-Related Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Net GP-Related Recontribution Amount initially requested from such Member or Withdrawn Member in respect of such default.

(B) Thereafter, the Managing Member shall determine in its good faith judgment that the Company should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the Managing Member or (2) pursue any and all remedies (at law or equity) available to the Company against the GP-Related Defaulting Party, the cost of which shall be a Company expense to the extent not ultimately reimbursed by the GP-Related Defaulting Party. It is agreed that the Company shall have the right (effective upon such GP-Related Defaulting Party becoming a GP-Related Defaulting Party) to set-off as appropriate and apply against such GP-Related Defaulting Party’s Net GP-Related Recontribution Amount any amounts otherwise payable to the GP-Related Defaulting Party by the Company or any Affiliate thereof (including amounts unrelated to Carried Interest, such as returns of capital and profit thereon). Each Member and Withdrawn Member hereby grants to the Managing Member a security interest, effective upon such Member or Withdrawn Member becoming a GP-Related Defaulting Party, in all accounts receivable and other rights to receive payment from any Affiliate of the Company and agrees that, upon the effectiveness of such security interest, the Managing member may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Member and Withdrawn Member hereby appoints the Managing Member as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Member or Withdrawn Member or in the name of the Managing Member, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Managing Member shall be entitled to collect interest on the Net GP-Related Recontribution Amount of a GP-Related Defaulting Party from the date such Net GP-Related Recontribution Amount was required to be contributed to the Company at a rate equal to the Default Interest Rate.

(C) Any Member’s or Withdrawn Member’s failure to make a GP-Related Deficiency Contribution shall cause such Member or Withdrawn Member to be a GP-Related Defaulting Party with respect to such amount. The Company shall first seek any remaining Trust Amounts (and Trust Income thereon) allocated to such Member or Withdrawn Member to satisfy such Member’s or Withdrawn Member’s obligation to make a GP-Related Deficiency Contribution before seeking cash contributions from such Member or Withdrawn Member in satisfaction of such Member’s or Withdrawn Member’s obligation to make a GP-Related Deficiency Contribution.

(iii) A Member’s or Withdrawn Member’s obligation to make contributions to the Company under this Section 5.8(d) shall survive the termination of the Company.

(e) The Members acknowledge that the Managing Member will (and is hereby authorized to) take such steps as it deems appropriate, in its good faith judgment, to further the objective of providing for the fair and equitable treatment of all Members, including by allocating Net Losses (as defined in the BEP II Agreements) on Writedowns and Losses (each as defined in the BEP II Agreements) on GP-Related BEP II Investments that have been the subject of a Writedown and/or Losses (each, a “Loss Investment”) to those Members who participated in such Loss Investments based on their Carried Interest Sharing Percentage therein to the extent that such Members receive or have received Carried Interest distributions from other GP-Related BEP II Investments. Consequently and notwithstanding anything herein to the contrary, adjustments to Carried Interest distributions shall be made as set forth in this Section 5.8(e).

(i) At the time the Company is making Carried Interest distributions in connection with a GP-Related BEP II Investment (the “Subject Investment”) that have been reduced under any BEP II Agreement as a result of one or more Loss Investments, the Managing Member shall calculate amounts distributable to or due from each such Member as follows:

(A) determine each Member’s share of each such Loss Investment based on his or her Carried Interest Sharing Percentage in each such Loss Investment (which may be zero) to the extent such Loss Investment has reduced the Carried Interest distributions otherwise available for distribution to all Members (indirectly through the Company from BEP II) from the Subject Investment (such reduction, the “Loss Amount”);

(B) determine the amount of Carried Interest distributions otherwise distributable to such Member with respect to the Subject Investment (indirectly through the Company from BEP II) before any reduction in respect of the amount determined in clause (A) above (the “Unadjusted Carried Interest Distributions”); and

(C) subtract (I) the Loss Amounts relating to all Loss Investments from (II) the Unadjusted Carried Interest Distributions for such Member, to determine the amount of Carried Interest distributions to actually be paid to such Member (“Net Carried Interest Distribution”).

To the extent that the Net Carried Interest Distribution for a Member as calculated in this clause (i) is a negative number, the Managing Member shall (I) notify such Member, at or prior to the time such Carried Interest distributions are actually made to the Members, of his or her obligation to recontribute to the Company prior Carried Interest distributions (a “Net Carried Interest Distribution Recontribution Amount”), up to the amount of such negative Net Carried Interest Distribution and (II) to the extent amounts recontributed pursuant to clause (I) are insufficient to satisfy such negative Net Carried Interest Distribution amount, reduce future Carried Interest distributions otherwise due such Member, up to the amount of such remaining negative Net Carried Interest Distribution. If a Member’s (x) Net Carried Interest Distribution Recontribution Amount exceeds (y) the aggregate amount of prior Carried Interest distributions less the amount of tax thereon, calculated based on the Assumed Tax Rate (as defined in the BEP II Partnership Agreement) in effect in the Fiscal Years of such distributions (the “Excess Tax-

Related Amount”), then such Member may, in lieu of paying such Member’s Excess Tax-Related Amount, defer such amounts as set forth below. Such deferred amount shall accrue interest at the Prime Rate. Such deferred amounts shall be reduced and repaid by the amount of Carried Interest otherwise distributable to such Member in connection with future Carried Interest distributions until such balance is reduced to zero. Any deferred amounts shall be payable in full upon the earlier of (i) such time as the Clawback Amount is determined (as provided herein) and (ii) such time as the Member becomes a Withdrawn Member.

To the extent there is an amount of negative Net Carried Interest Distribution with respect to a Member remaining after the application of this clause (i), notwithstanding clause (II) of the preceding paragraph, such remaining amount of negative Net Carried Interest Distribution shall be allocated to the other Members pro rata based on each of their Carried Interest Sharing Percentages in the Subject Investment.

A Member who fails to pay a Net Carried Interest Distribution Recontribution Amount promptly upon notice from the Managing Member (as provided above) shall be deemed a GP-Related Defaulting Party for all purposes hereof.

A Member may satisfy in part any Net Carried Interest Distribution Recontribution Amount from cash that is then subject to a Holdback, to the extent that the amounts that remain subject to a Holdback satisfy the Holdback requirements hereof as they relate to the reduced amount of aggregate Carried Interest distributions received by such Member (taking into account any Net Carried Interest Distribution Recontribution Amount contributed to the Company by such Member).

Any Net Carried Interest Distribution Recontribution Amount contributed by a Member, including amounts of cash subject to a Holdback as provided above, shall increase the amount available for distribution to the other Members as Carried Interest distributions with respect to the Subject Investment; provided, that any such amounts then subject to a Holdback may be so distributed to the other Members to the extent a Member receiving such distribution has satisfied the Holdback requirements with respect to such distribution (taken together with the other Carried Interest distributions received by such Member to date).

(ii) In the case of Clawback Amounts which are required to be contributed to the Company as otherwise provided herein, the obligation of the Members with respect to any Clawback Amount shall be adjusted by the Managing Member as follows:

(A) determine each Member’s share of any Losses in any GP-Related BEP II Investments which gave rise to the Clawback Amount (i.e., the Losses that followed the last GP-Related BEP II Investment with respect to which Carried Interest distributions were made), based on such Member’s Carried Interest Sharing Percentage in such GP-Related BEP II Investments;

(B) determine each Member’s obligation with respect to the Clawback Amount based on such Member’s Carried Interest Give Back Percentage as otherwise provided herein; and

(C) subtract the amount determined in clause (B) above from the amount determined in clause (A) above with respect to each Member to determine the amount of adjustment to each Member’s share of the Clawback Amount (a Member’s “Clawback Adjustment Amount”).

A Member’s share of the Clawback Amount shall for all purposes hereof be decreased by such Member’s Clawback Adjustment Amount, to the extent it is a negative number (except to the extent expressly provided below). A Member’s share of the Clawback Amount shall for all purposes hereof be increased by such Member’s Clawback Adjustment Amount (to the extent it is a positive number); provided, that in no way shall a Member’s aggregate obligation to satisfy a Clawback Amount as a result of this clause (ii) exceed the aggregate Carried Interest distributions received by such Member. To the extent a positive Clawback Adjustment Amount remains after the application of this clause (ii) with respect to a Member, such remaining Clawback Adjustment Amount shall be allocated to the Members (including any Member whose Clawback Amount was increased pursuant to this clause (ii)) pro rata based on their Carried Interest Give Back Percentages (determined without regard to this clause (ii)).

Any distribution or contribution adjustments pursuant to this Section 5.8(e) by the Managing Member shall be based on its good faith judgment, and no Member shall have any claim against the Company, the Managing Member or any other Members as a result of any adjustment made as set forth above. This Section 5.8(e) applies to all Members, including Withdrawn Members.

It is agreed and acknowledged that this Section 5.8(e) is an agreement among the Members and in no way modifies the obligations of each Member regarding the Clawback Amount as provided in the BEP II Agreements.

Section 5.9. Business Expenses. The Company shall reimburse the Members for reasonable travel, entertainment and miscellaneous expenses incurred by them in the conduct of the Company’s business in accordance with rules and regulations established by the Managing Member from time to time.

Section 5.10. Tax Capital Accounts; Tax Allocations.

(a) For federal income tax purposes, there shall be established for each Member a single capital account combining such Member’s Capital Commitment Capital Account and GP-Related Capital Account, with such adjustments as the Managing Member determines are appropriate so that such single capital account is maintained in compliance with the principles and requirements of Section 704(b) of the Code and the Treasury Regulations thereunder.

(b) All items of income, gain, loss, deduction and credit of the Company shall be allocated among the Members for federal, state and local income tax purposes in the same manner as such items of income, gain, loss, deduction and credit shall be allocated among the Members pursuant to this Agreement, except as may otherwise be provided herein or by the Code or other applicable law. In the event there is a net decrease in partnership minimum gain or partner nonrecourse debt minimum gain (determined in accordance with the principles of

Treasury Regulations Sections 1.704-2(d) and 1.704-2(i)) during any taxable year of the Company, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to its respective share of such net decrease during such year, determined pursuant to Treasury Regulations Sections 1.704-2(g) and 1.704-2(i)(5). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f). In addition, this Agreement shall be considered to contain a “qualified income offset” as provided in Treasury Regulations Section 1.704-1(b)(2)(ii)(d). Notwithstanding the foregoing, the Managing Member in its sole discretion shall make allocations for tax purposes as may be needed to ensure that allocations are in accordance with the interests of the Members within the meaning of the Code and the Treasury Regulations.

(c) For federal, state and local income tax purposes only, Company income, gain, loss, deduction or expense (or any item thereof) for each Fiscal Year shall be allocated to and among the Members in a manner corresponding to the manner in which corresponding items are allocated among the Members pursuant to the other provisions of this Section 5.10; provided, that that the Managing Member may in its sole discretion make such allocations for tax purposes as it determines are appropriate so that allocations have substantial economic effect or are in accordance with the interests of the Members, within the meaning of the Code and the Treasury Regulations thereunder.

ARTICLE VI

ADDITIONAL PARTNERS; WITHDRAWAL OF PARTNERS;

SATISFACTION AND DISCHARGE OF

PARTNERSHIP INTERESTS; TERMINATION

Section 6.1. Additional Members.

(a) Effective on the first day of any month (or on such other date as shall be determined by the Managing Member in its sole discretion), the Managing Member shall have the right to admit one or more additional or substitute persons into the Company as Managing Members or Regular Members. Each such person shall make the representations and certifications with respect to itself set forth in Section 3.7 and Section 3.8. The Managing Member shall determine and negotiate with the additional Member all terms of such additional Member’s participation in the Company, including the additional Member’s initial GP-Related Capital Contribution, Capital Commitment-Related Capital Contribution, GP-Related Profit Sharing Percentage and Capital Commitment Profit Sharing Percentage. Each additional Member shall have such voting rights as may be determined by the Managing Member from time to time unless, upon the admission to the Company of any Regular Member, the Managing Member shall designate that such Regular Member shall not have such voting rights (any such Regular Member being called a “Nonvoting Special Member”). Any additional Member shall, as a condition to becoming a Member, agree to become a party to, and be bound by the terms and conditions of, the Trust Agreement. If Blackstone or another or subsequent holder of an Investor Note approved by the Managing Member for purposes of this Section 6.1(a) shall foreclose upon a Regular Member’s Investor Note issued to finance such Regular Member’s purchase of his or her Capital Commitment Interests, Blackstone or such other or subsequent holder shall succeed to such Regular Member’s Capital Commitment Interests and shall be deemed to have become a Regular Member to such extent. Any Additional Member may have a GP-Related Member Interest or a Capital Commitment Member Interest, without having the other such interest.

(b) The GP-Related Profit Sharing Percentages, if any, to be allocated to an additional Member as of the date such Member is admitted to the Company, together with the pro rata reduction in all other Members’ GP-Related Profit Sharing Percentages as of such date, shall be established by the Managing Member pursuant to Section 5.3. The Capital Commitment Profit Sharing Percentages, if any, to be allocated to an additional Member as of the date such Member is admitted to the Company, together with the pro rata reduction in all other Members’ Capital Commitment Profit Sharing Percentages as of such date, shall be established by the Managing Member.

(c) An additional Member shall be required to contribute to the Company his or her pro rata share of the Company’s total capital, excluding capital in respect of GP-Related Investments and Capital Commitment Investments in which such Member does not acquire any interests, at such times and in such amounts as shall be determined by the Managing Member in accordance with Section 4.1 and Section 7.1.

(d) The admission of an additional Member will be evidenced by (i) the execution of a counterpart copy of, or counter-signature page with respect to, this Agreement by such additional Member, (ii) the execution of an amendment to this Agreement by the Managing Member and the additional Member, as determined by the Managing Member or (iii) the execution by such additional Member of any other writing evidencing the intent of such person to become a substitute or additional Regular Member and to be bound by the terms of this Agreement and such writing being accepted by the Managing Member on behalf of the Company. In addition, each additional Member shall sign a counterpart copy of the Trust Agreement or any other writing evidencing the intent of such person to become a party to the Trust Agreement that is accepted by the Managing Member on behalf of the Company.

Section 6.2. Withdrawal of Members.

(a) Any Member may Withdraw voluntarily from the Company subject to the prior written consent of the Managing Member. The Managing Member generally intends to permit voluntary Withdrawals on the last day of any calendar month (or on such other date as shall be determined by the Managing Member in its sole discretion), on not less than 15 days’ prior written notice by such Member to the Managing Member (or on such shorter notice period as may be mutually agreed upon between such Member and the Managing Member); provided, that a Member may not voluntarily Withdraw without the consent of the Managing Member if such Withdrawal would (i) cause the Company to be in default under any of its contractual obligations or (ii) in the reasonable judgment of the Managing Member, have a material adverse effect on the Company or its business; provided further, that a Member may Withdraw from the Company with respect to such Member’s GP-Related Member Interest without Withdrawing from the Company with respect to such Member’s Capital Commitment Member Interest, and a Member may Withdraw from the Company with respect to such Member’s Capital Commitment Member Interest without Withdrawing from the Company with respect to such Member’s GP-Related Member Interest.

(b) Upon the Withdrawal of any Member, including by the occurrence of any withdrawal event under the LLC Act with respect to any Member, such Member shall thereupon cease to be a Member, except as expressly provided herein.

(c) Upon the Total Disability of a Regular Member, such Member shall thereupon cease to be a Regular Member with respect to such Member’s GP-Related Member Interest; provided however, that the Managing Member may elect to admit such Withdrawn Member to the Company as a Nonvoting Special Member with respect to such Member’s GP-Related Member Interest, with such GP-Related Member Interest as the Managing Member may determine. The determination of whether any Member has suffered a Total Disability shall be made by the Managing Member in its sole discretion after consultation with a qualified medical doctor. In the absence of agreement between the Managing Member and such Member, each party shall nominate a qualified medical doctor and the two doctors shall select a third doctor, who shall make the determination as to Total Disability.

(d) If the Managing Member determines that it shall be in the best interests of the Company for any Member (including any Member who has given notice of voluntary Withdrawal pursuant to paragraph (a) above) to Withdraw from the Company (whether or not Cause exists) with respect to such Member’s GP-Related Member Interest and/or with respect to such Member’s Capital Commitment Member Interest, such Member, upon written notice by the Managing Member to such Member, shall be required to Withdraw with respect to such Member’s GP-Related Member Interest and/or with respect to such Member’s Capital Commitment Member Interest, as of a date specified in such notice, which date shall be on or after the date of such notice. If the Managing Member requires any Member to Withdraw for Cause with respect to such Member’s GP-Related Member Interest and/or with respect to such Member’s Capital Commitment Member Interest, such notice shall state that it has been given for Cause and shall describe the particulars thereof in reasonable detail.

(e) The Withdrawal from the Company of any Member shall not, in and of itself, affect the obligations of the other Members to continue the Company during the remainder of its term.

Section 6.3. GP-Related Member Interests Not Transferable.

(a) No Member may sell, assign, pledge or otherwise transfer or encumber all or any portion of such Member’s GP-Related Member Interest without the prior written consent of the Managing Member; provided, that, subject to the LLC Act, this Section 6.3 shall not impair transfers by operation of law, transfers by will or by other testamentary instrument occurring by virtue of the death or dissolution of a Member, or transfers required by trust agreements; provided further, that, subject to the prior written consent of the Managing Member, which shall not be unreasonably withheld, a Regular Member may transfer, for estate planning purposes, up to 25% of his or her GP-Related Profit Sharing Percentage to any estate planning trust, limited partnership or limited liability company with respect to which such Regular Member controls investments related to any interest in the Company held therein (an “Estate Planning Vehicle”). Each Estate Planning Vehicle will be a Nonvoting Special Member. Such Regular Member and the Nonvoting Special Member shall be jointly and severally liable-for all obligations of both such Regular Member and such Nonvoting Special Member with respect to the interest transferred (including the obligation to make additional GP-Related Capital Contributions). The Managing Member may at its sole option exercisable at any time require such Estate Planning Vehicle to Withdraw from the Company on the terms of this Article VI. Except as provided in the second proviso to the first sentence of this Section 6.3(a), no assignee, legatee, distributee, heir or transferee (by conveyance, operation of law or otherwise) of the whole or any portion of any Member’s GP-Related Member Interest shall have any right to be a Managing Member or Regular Member without the prior written consent of the Managing Member (which consent may be given or withheld in its sole discretion without giving any reason therefor). Notwithstanding the granting of a security interest in the entire Interest of any Member, such Member shall continue to be a member of the Company.

(b) Notwithstanding any provision hereof to the contrary, no sale or transfer of any GP-Related Member Interest in the Company may be made except in compliance with all federal, state and other applicable laws, including federal and state securities laws.

Section 6.4. Managing Member Withdrawal; Transfer of Managing Member’s Interest.

(a) Subject to the LLC Act, the Managing Member may not transfer or assign its interest as a Managing Member in the Company or its right to manage the affairs of the Company, except that the Managing Member may, subject to the LLC Act, with the prior written approval of a Majority in Interest of the Members, admit another person as an additional or substitute Managing Member who makes such representations with respect to itself as the Managing Member deems necessary or appropriate (with regard to compliance with applicable law or otherwise); provided however, that the Managing Member may, in its sole discretion, transfer all or part of its interest in the Company to a person who makes such representations with respect to itself as the Managing Member deems necessary or appropriate (with regard to compliance with applicable law or otherwise) and who owns, directly or indirectly, the principal part of the business then conducted by the Managing Member in connection with any liquidation, dissolution or reorganization of the Managing Member, and, upon the assumption by such person of liability for all the obligations of the Managing Member under this Agreement, such person shall be admitted as the Managing Member. A person who is so admitted as an additional or substitute Managing Member shall thereby become a Managing Member and shall have the right to manage the affairs of the Company and to vote as a Member to the extent of the interest in the Company so acquired. The Managing Member shall not cease to be the managing member of the Company upon the collateral assignment of or the pledging or granting of a security interest in its entire Interest in the Company.

(b) Except as contemplated by Section 6.4(a) above, Withdrawal by a Managing Member is not permitted. The Withdrawal of a Member shall not dissolve the Company if at the time of such Withdrawal there are one or more remaining Members, and any one or more of such remaining Members continue the business of the Company (any and all such remaining Members being hereby authorized to continue the business of the Company without dissolution and hereby agreeing to do so). Notwithstanding Section 6.4(c), if upon the Withdrawal of a Member there shall be no remaining Regular Members, the Company nonetheless shall not be dissolved and shall not be required to be wound up if, within 90 days after the occurrence of such event of Withdrawal, all remaining Special Members agree in writing to continue the business of the Company and to the appointment, effective as of the date of such Withdrawal, of one or more Members.

(c) The Company shall not be dissolved, in and of itself, by the Withdrawal of any Member, but shall continue with the surviving or remaining Members as members thereof in accordance with and subject to the terms and provisions of this Agreement.

Section 6.5. Satisfaction and Discharge of a Withdrawn Member’s GP-Related Member Interest.

(a) The terms of this Section 6.5 shall apply to the GP-Related Member Interest of a Withdrawn Member, but, except as otherwise expressly provided in this Section 6.5, shall not apply to the Capital Commitment Member Interest of a Withdrawn Member. For purposes of this Section 6.5, the term “Settlement Date” means the date as of which a Withdrawn Member’s GP-Related Member Interest in the Company is settled as determined under paragraph (b) below. Notwithstanding the foregoing, any Regular Member who Withdraws from the Company, and all or any portion of whose GP-Related Member Interest is retained as a Special Member, shall be considered a Withdrawn Member for all purposes hereof.

(b) Except where a later date for the settlement of a Withdrawn Member’s GP-Related Member Interest in the Company may be agreed to by the Managing Member and a Withdrawn Member, a Withdrawn Member’s Settlement Date shall be his or her Withdrawal Date; provided, that if a Withdrawn Member’s Withdrawal Date is not the last day of a month, then the Managing Member may elect for such Withdrawn Member’s Settlement Date to be the last day of the month in which his or her Withdrawal Date occurs. During the interval, if any, between a Withdrawn Member’s Withdrawal Date and Settlement Date, such Withdrawn Member shall have the same rights and obligations with respect to GP-Related Capital Contributions, interest on capital, allocations of GP-Related Net Income (Loss) and distributions as would have applied had such Withdrawn Member remained a Member of the Company during such period.

(c) In the event of the Withdrawal of a Member with respect to such Withdrawn Member’s GP-Related Member Interest, the Managing Member shall, promptly after such Withdrawn Member’s Settlement Date, (i) determine and allocate to the Withdrawn Member’s GP-Related Capital Accounts such Withdrawn Member’s allocable share of the GP-Related Net Income (Loss) of the Company for the period ending on such Settlement Date in accordance with Article V and (ii) credit the Withdrawn Member’s GP-Related Capital Accounts with interest in accordance with Section 5.2. In making the foregoing calculations, the Managing Member shall be entitled to establish such reserves (including reserves for taxes, bad debts, unrealized losses, actual or threatened litigation or any other expenses, contingencies or obligations) as it deems appropriate. Unless otherwise determined by the Managing Member in a particular case, a Withdrawn Member shall not be entitled to receive any GP-Related Unallocated Percentage in respect of the accounting period during which such Member Withdraws from the Company (whether or not previously awarded or allocated) or any GP-Related Unallocated Percentage in respect of prior accounting periods that have not been paid or allocated (whether or not previously awarded) as of such Withdrawn Member’s Withdrawal Date.

(d) From and after the Settlement Date of the Withdrawn Member, the Withdrawn Member’s GP-Related Profit Sharing Percentages shall, unless otherwise allocated by the Managing Member pursuant to Section 5.3(a), be deemed to be GP-Related Unallocated Percentages (except for GP-Related Profit Sharing Percentages with respect to GP-Related Investments as provided in paragraph (f) below).

(e) (i) Upon the Withdrawal from the Company of a Member with respect to such Member’s GP-Related Member Interest, such Withdrawn Member thereafter shall not, except as expressly provided in this Section 6.5, have any rights of a Member (including voting rights) with respect to such Member’s GP-Related Member Interest, and, except as expressly provided in this Section 6.5, such Withdrawn Member shall not have any interest in the Company’s GP-Related Net Income (Loss) or in distributions related to such Member’s GP-Related Member Interest, GP-Related Investments or other assets related to such Member’s GP-Related Member Interest. If a Member Withdraws from the Company with respect to such Member’s GP-Related Member Interest for any reason other than for Cause pursuant to Section 6.2, then the Withdrawn Member shall be entitled to receive, at the time or times specified in Section 6.5(i) below, in satisfaction and discharge in full of the Withdrawn Member’s GP-Related Member Interest in the Company, (x) payment equal to the aggregate credit balance, if any, as of the Settlement Date of the Withdrawn Member’s GP-Related Capital Accounts, (excluding any GP-Related Capital Account or portion thereof attributable to any GP-Related Investment) and (y) the Withdrawn Member’s percentage interest attributable to each GP-Related Investment in which the Withdrawn Member has an interest as of the Settlement Date as provided in paragraph (f) below (which shall be settled in accordance with paragraph (f) below), subject to all the terms and conditions of paragraphs (a)-(p) of this Section 6.5. If the amount determined pursuant to clause (x) above is an aggregate negative balance, the Withdrawn Member shall pay the amount thereof to the Company upon demand by the Managing Member on or after the date of the statement referred to in Section 6.5(i) below; provided, that if the Withdrawn Member was solely a Regular Member (other than a Special Member) on his or her Withdrawal Date, such payment shall be required only to the extent of any amounts payable to such Withdrawn Member pursuant to this Section 6.5. Any aggregate negative balance in the GP-Related Capital Accounts of a Withdrawn Member who was solely a Regular Member (other than a Special Member), upon the settlement of such Withdrawn Member’s GP-Related Member Interest in the Company pursuant to this Section 6.5, shall be allocated among the other Members’ GP-Related Capital Accounts in accordance with their respective GP-Related Profit Sharing Percentages in the categories of GP-Related Net Income (Loss) giving rise to such negative balance as determined by the Managing Member as of such Withdrawn Member’s Settlement Date. In the settlement of any Withdrawn Member’s GP-Related Member Interest in the Company, no value shall be ascribed to goodwill, the Company name or the anticipation of any value the Company or any successor thereto might have in the event the Company or any interest therein were to be sold in whole or in part.

(ii) Notwithstanding clause (i) of this Section 6.5(e), in the case of a Member whose Withdrawal with respect to such Member’s GP-Related Member Interest resulted from such Member’s death or Incompetence, such Member’s estate or legal representative, as the case may be, may elect, at the time described below, to receive a Nonvoting Special Member GP-Related Member Interest and retain such Member’s GP-Related Profit Sharing Percentage in all (but not less than all) illiquid investments of the

Company in lieu of a cash payment (or Note) in settlement of that portion of the Withdrawn Member’s GP-Related Member Interest. The election referred to above shall be made within 60 days after the Withdrawn Member’s Settlement Date, based on a statement of the settlement of such Withdrawn Member’s GP-Related Member Interest in the Company pursuant to this Section 6.5.

(f) For purposes of clause (y) of paragraph (e)(i) above, a Withdrawn Member’s “percentage interest” means his or her GP-Related Profit Sharing Percentage as of the Settlement Date in the relevant GP-Related Investment. The Withdrawn Member shall retain his or her percentage interest in such GP-Related Investment and shall retain his or her GP-Related Capital Account or portion thereof attributable to such GP-Related Investment, in which case such Withdrawn Member (a “Retaining Withdrawn Member”) shall become and remain a Regular Member for such purpose (and, if the Managing Member so designates, such Regular Member shall be a Nonvoting Special Member). The GP-Related Member Interest of a Retaining Withdrawn Member pursuant to this paragraph (f) shall be subject to the terms and conditions applicable to GP-Related Member Interests of any kind hereunder and such other terms and conditions as are established by the Managing Member. At the option of the Managing Member in its sole discretion, the Managing Member and the Retaining Withdrawn Member may agree to have the Company acquire such GP-Related Member Interest without the approval of the other Members; provided, that the Managing Member shall reflect in the books and records of the Company the terms of any acquisition pursuant to this sentence.

(g) The Managing Member may elect, in lieu of payment in cash of any amount payable to a Withdrawn Member pursuant to paragraph (e) above, to have the Company issue to the Withdrawn Member a subordinated promissory note and/or to distribute in kind to the Withdrawn Member such Withdrawn Member’s pro rata share (as determined by the Managing Member) of any securities or other investments of the Company in relation to such Member’s GP-Related Member Interest. If any securities or other investments are distributed in kind to a Withdrawn Member under this paragraph (g), the amount described in clause (x) of paragraph (e)(i) shall be reduced by the value of such distribution as valued on the latest balance sheet of the Company in accordance with generally accepted accounting principles or, if not appearing on such balance sheet, as reasonably determined by the Managing Member.

(h) [Intentionally omitted.]

(i) Within 120 days after each Settlement Date, the Managing Member shall submit to the Withdrawn Member a statement of the settlement of such Withdrawn Member’s GP-Related Member Interest in the Company pursuant to this Section 6.5 together with any cash payment, subordinated promissory note and in kind distributions to be made to such Member as shall be determined by the Managing Member. The Managing Member shall submit to the Withdrawn Member supplemental statements with respect to additional amounts payable to or by the Withdrawn Member in respect of the settlement of his or her GP-Related Member Interest in the Company (e.g., payments in respect of GP-Related Investments pursuant to paragraph (f) above or adjustments to reserves pursuant to paragraph (j) below) promptly after such amounts are determined by the Managing Member. To the fullest extent permitted by law, such statements and the valuations on which they are based shall be accepted by the Withdrawn Member without examination of the accounting books and records of the Company or other inquiry. Any amounts payable by the Company to a Withdrawn Member pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment or provision for payment in full of claims of all present or future creditors of the Company or any successor thereto arising out of matters occurring prior to the applicable date of payment or distribution; provided, that such Withdrawn Member shall otherwise rank pari passu in right of payment (x) with all persons who become Withdrawn Members and whose Withdrawal Date is within one year before the Withdrawal Date of the Withdrawn Member in question and (y) with all persons who become Withdrawn Members and whose Withdrawal Date is within one year after the Withdrawal Date of the Withdrawn Member in question.

(j) If the aggregate reserves established by the Managing Member as of the Settlement Date in making the foregoing calculations should prove, in the determination of the Managing Member, to be excessive or inadequate, the Managing Member may elect, but shall not be obligated, to pay the Withdrawn Member or his or her estate such excess, or to charge the Withdrawn Member or his or her estate such deficiency, as the case may be.

(k) Any amounts owed by the Withdrawn Member to the Company at any time on or after the Settlement Date (e.g., outstanding Company loans or advances to such Withdrawn Member) shall be offset against any amounts payable or distributable by the Company to the Withdrawn Member at any time on or after the Settlement Date or shall be paid by the Withdrawn Member to the Company, in each case as determined by the Managing Member. All cash amounts payable by a Withdrawn Member to the Company under this Section 6.5 shall bear interest from the due date to the date of payment at a floating rate equal to the lesser of (x) the Prime Rate or (y) the maximum rate of interest permitted by applicable law. The “due date” of amounts payable by a Withdrawn Member pursuant to Section 6.5(i) above shall be 120 days after a Withdrawn Member’s Settlement Date. The “due date” of amounts payable to or by a Withdrawn Member in respect of GP-Related Investments for which the Withdrawn Member has retained a percentage interest in accordance with paragraph (f) above shall be 120 days after realization with respect to such GP-Related Investment. The “due date” of any other amounts payable by a Withdrawn Member shall be 60 days after the date such amounts are determined to be payable.

(l) At the time of the settlement of any Withdrawn Member’s GP-Related Member Interest in the Company pursuant to this Section 6.5, the Managing Member may, to the fullest extent permitted by applicable law, impose any restrictions it deems appropriate on the assignment, pledge, encumbrance or other transfer by such Withdrawn Member of any interest in any GP-Related Investment retained by such Withdrawn Member, any securities or other investments distributed in kind to such Withdrawn Member or such Withdrawn Member’s right to any payment from the Company.

(m) If a Member is required to Withdraw from the Company with respect to such Member’s GP-Related Member Interest for Cause pursuant to Section 6.2(d), then his or her GP-Related Member Interest shall be settled in accordance with paragraphs (a)-(r) of this Section 6.5; provided however, that the Managing Member may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) In settling the Withdrawn Member’s interest in any GP-Related Investment in which he or she has an interest as of his or her Settlement Date, the Managing Member may elect to (A) determine the GP-Related Unrealized Net Income (Loss) attributable to each such GP-Related Investment as of the Settlement Date and allocate to the appropriate GP-Related Capital Account of the Withdrawn Member his or her allocable share of such GP-Related Unrealized Net Income (Loss) for purposes of calculating the aggregate balance of such Withdrawn Member’s GP-Related Capital Account pursuant to clause (x) of paragraph (e)(i) above, (B) credit or debit, as applicable, the Withdrawn Member with the balance of his or her GP-Related Capital Account or portion thereof attributable to each such GP-Related Investment as of his or her Settlement Date without giving effect to the GP-Related Unrealized Net Income (Loss) from such GP-Related Investment as of his or her Settlement Date, which shall be forfeited by the Withdrawn Member or (C) apply the provisions of paragraph (f) above; provided, that the maximum amount of GP-Related Net Income (Loss) allocable to such Withdrawn Member with respect to any GP-Related Investment shall equal such Member’s percentage interest of the GP-Related Unrealized Net Income, if any, attributable to such GP-Related Investment as of the Settlement Date (the balance of such GP-Related Net Income (Loss), if any, shall be allocated as determined by the Managing Member). The Withdrawn Member shall not have any continuing interest in any GP-Related Investment to the extent an election is made pursuant to (A) or (B) above.

(ii) Any amounts payable by the Company to the Withdrawn Member pursuant to this Section 6.5 shall be subordinate in right of payment and subject to the prior payment in full of claims of all present or future creditors of the Company or any successor thereto arising out of matters occurring prior to or on or after the applicable date of payment or distribution.

(n) The payments to a Withdrawn Member pursuant to this Section 6.5 may be conditioned on the compliance by such Withdrawn Member with any lawful and reasonable (under the circumstances) restrictions against engaging or investing in a business competitive with that of the Company or any of its subsidiaries and Affiliates for a period not exceeding two years determined by the Managing Member. Upon written notice to the Managing Member, any Withdrawn Member who is subject to noncompetition restrictions established by the Managing Member pursuant to this paragraph (o) may elect to forfeit the principal amount payable in the final installment of his or her subordinated promissory note, together with interest to be accrued on such installment after the date of forfeiture, in lieu of being bound by such restrictions.

(o) In addition to the foregoing, the Managing Member shall have the right to pay a Withdrawn Member (other than the Managing Member) a discretionary additional payment in an amount and based upon such circumstances and conditions as it determines to be relevant. The provisions of this Section 6.5 shall apply to any Investor Regular Member relating to another Regular Member, and to any transferee of any GP-Related Member Interest of such Member pursuant to Section 6.3, if such Member Withdraws from the Company.

(p) (i) The Company will assist a Withdrawn Member or his or her estate or guardian, as the case may be, in the settlement of the Withdrawn Member’s GP-Related Member Interest in the Company. Third party costs incurred by the Company in providing this assistance will be borne by the Withdrawn Member or his or her estate.

(ii) The Managing Member may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Members or their estates or guardians, as referred to above. In such instances, the Managing Member will obtain the prior approval of a Withdrawn Member or his or her estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Member (or his or her estate or guardian) declines to incur such costs, the Managing Member will provide such reasonable assistance as and when it can so as not to interfere with the Company’s day-to-day operating, financial, tax and other related responsibilities to the Company and the Members.

(q) Each Member (other than the Managing Member) hereby irrevocably appoints the Managing Member as such Member’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file, on behalf of such Member, any and all agreements, instruments, consents, ratifications, documents and certificates which the Managing Member deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 6.5, including, without limitation, the performance of any obligation of such Member or the Company or the exercise of any right of such Member or the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Company of any Member for any reason and shall not be affected by the death, disability or incapacity of such Member.

Section 6.6. Termination of the Company. The Managing Member may dissolve the Company at any time on not less than 60 days’ notice of the dissolution date given to the other Members. Upon the dissolution of the Company, the Members’ respective interests in the Company shall be valued and settled in accordance with the procedures set forth in Section 6.5, which provides for allocations to the GP-Related Capital Accounts of the Members and distributions in accordance with the capital account balances of the Members.

Section 6.7. Certain Tax Matters. (a) The Managing Member shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion.

(b) The Managing Member shall cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and, after approval of such returns by the Managing Member, shall cause such returns to be timely filed. The Managing Member shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several States and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Managing Member may cause the Company to make or refrain from making any and all elections permitted by such tax laws. Each Member agrees that he or she shall not, unless he or she provides prior notice of such action to the Company, (i) treat, on his or her individual income tax returns, any item of income, gain, loss, deduction or credit relating to his or her interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Form K-1 or other information statement furnished by the Company to such Member for use in preparing his or her income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. In respect of an income tax audit of any tax return of the Company, the filing of any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company, or any administrative or judicial proceedings arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim, (A) the Tax Matters Partner (as defined below) shall be authorized to act for, and his or her decision shall be final and binding upon, the Company and all Members except to the extent a Member shall properly elect to be excluded from such proceeding pursuant to the Code, (B) all expenses incurred by the Tax Matters Partner in connection therewith (including, without limitation, attorneys’, accountants’ and other experts’ fees and disbursements) shall be expenses of the Company and (C) no Member shall have the right to (1) participate in the audit of any Company tax return, (2) file any amended return or claim for refund in connection with any item of income, gain, loss, deduction or credit reflected on any tax return of the Company (unless he or she provides prior notice of such action to the Company as provided above), (3) participate in any administrative or judicial proceedings conducted by the Company or the Tax Matters Partner arising out of or in connection with any such audit, amended return, claim for refund or denial of such claim or (4) appeal, challenge or otherwise protest any adverse findings in any such audit conducted by the Company or the Tax Matters Partner or with respect to any such amended return or claim for refund filed by the Company or the Tax Matters Partner or in any such administrative or judicial proceedings conducted by the Company or the Tax Matters Partner. The Company and each Member hereby designate any Member selected by the Managing Member as the “tax matters partner” for purposes of Section 6231(a)(7) of the Code (the “Tax Matters Partner”). To the fullest extent permitted by applicable law, each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Member of the provisions of this Section 6.7 and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation.

(c) Each individual Member shall provide to the Company copies of each federal, state and local income tax return of such Member (including any amendment thereof) within 30 days after filing such return.

Section 6.8. Special Basis Adjustments. In connection with any assignment or transfer of a Company interest permitted by the terms of this Agreement, the Managing Member may cause the Company, on behalf of the Members and at the time and in the manner provided in Treasury Regulations Section 1.754-1(b), to make an election to adjust the basis of the Company’s property in the manner provided in Sections 734(b) and 743(b) of the Code.

ARTICLE VII

CAPITAL COMMITMENT INTERESTS; CAPITAL CONTRIBUTIONS;

ALLOCATIONS; DISTRIBUTIONS

Section 7.1. Capital Commitment Interests, etc.

(a) (i) This Article VII and Article VIII hereof set forth certain terms and conditions with respect to the Capital Commitment Member Interests and the Capital Commitment BEP II Interest and matters related to the Capital Commitment Member Interests and the Capital Commitment BEP II Interest. Except as otherwise expressly provided in this Article VII or in Article VIII, the terms and provisions of this Article VII and Article VIII shall not apply to the GP-Related Member Interests or the GP-Related BEMA II Interest.

(ii) Each Member severally, agrees to make contributions of capital to the Company (“Capital Commitment-Related Capital Contributions”) as required to fund the Company’s direct or indirect capital contributions to BEP II, in respect of the Capital Commitment BEP II Interest, if any, and the related Capital Commitment BEP II Commitment, if any. No Member shall be obligated to make Capital Commitment-Related Capital Contributions to the Company in an amount in excess of such Member’s Capital Commitment-Related Commitment. The Commitment Agreements and SMD Agreements, if any, of the Members may include provisions with respect to the foregoing matters. It is understood that a Member will not necessarily participate in each Capital Commitment Investment (which may include additional amounts invested in an existing Capital Commitment Investment) nor will a Member necessarily have the same Capital Commitment Profit Sharing Percentage with respect to (i) the Company’s portion of the Capital Commitment BEP II Commitment, if any or (ii) the making of each Capital Commitment Investment in which such Member participates; provided, that this in no way limits the terms of any Commitment Agreement or SMD Agreement. In addition, nothing contained herein shall be construed to give any Member the right to obtain financing with respect to the purchase of any Capital Commitment Interest, and nothing contained herein shall limit or dictate the terms upon which the Managing Member and its Affiliates may provide such financing. The acquisition of a Capital Commitment Interest by a Member shall be evidenced by receipt by the Company of funds equal to such Member’s Capital Commitment-Related Commitment then due with respect to such Capital Commitment Interest and such appropriate documentation as the Managing Member may submit to the Members from time to time.

(b) The Managing Member or one of its Affiliates (in such capacity, the “Advancing Party”) may in its sole discretion advance to any Regular Member (including any additional Member admitted to the Company pursuant to Section 6.1 but excluding any Members that are also executive officers of Blackstone) all or any portion of the Capital Commitment-Related Capital Contributions due to the Company from such Regular Member with respect to any Capital Commitment Investment (“Firm Advances”). Each such Regular Member shall pay to the Advancing Party interest on each Firm Advance from the date of such Firm Advance until the repayment thereof by such Regular Member. Each Firm Advance shall be repayable in full, including accrued interest to the date of such repayment, upon prior written notice by the Advancing Party. The making and repayment of each Firm Advance shall be recorded in the books and records of the Company, and such recording shall be conclusive evidence of each such

Firm Advance, binding on the Regular Member and the Advancing Party absent manifest error. Except as provided below, the interest rate applicable to a Firm Advance shall equal the cost of funds of the Advancing Party at the time of the making of such Firm Advance. The Advancing Party shall inform any Regular Member of such rate upon such Regular Member’s request; provided, that such interest rate shall not exceed the maximum interest rate allowable by applicable law; provided further, that amounts that are otherwise payable to such Regular Member pursuant to Section 7.4(a) shall be used to repay such Firm Advance (including interest thereon). The Advancing Party may, in its sole discretion, change the terms of Firm Advances (including the terms contained herein) and/or discontinue the making of Firm Advances; provided, that (i) the Advancing Party shall notify the relevant Regular Members of any material changes to such terms and (ii) the interest rate applicable to such Firm Advances and overdue amounts thereon shall not exceed the maximum interest rate allowable by applicable law.

Section 7.2. Capital Commitment Capital Accounts.

(a) There shall be established for each Member on the books of the Company as of the date of formation of the Company, or such later date on which such Member is admitted to the Company, and on each such other date as such Member first acquires a Capital Commitment Interest in a particular Capital Commitment Investment, a Capital Commitment Capital Account for each Capital Commitment Investment in which such Member acquires a Capital Commitment Interest on such date. Each Capital Commitment-Related Capital Contribution of a Member shall be credited to the appropriate Capital Commitment Capital Account of such Member on the date such Capital Commitment-Related Capital Contribution is paid to the Company. Capital Commitment Capital Accounts shall be adjusted to reflect any transfer of a Member’s interest in the Company related to his or her Capital Commitment Member Interest, as provided in this Agreement.

(b) A Member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Commitment Capital Account of such Member. Until distribution of any such Member’s interest in the Company with respect to a Capital Commitment Interest as a result of the disposition by the Company of the related Capital Commitment Investment and in whole upon the dissolution of the Company, neither such Member’s Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption except with the consent of the Managing Member.

Section 7.3. Allocations.

(a) Capital Commitment Net Income (Loss) of the Company for each Capital Commitment Investment shall be allocated to the related Capital Commitment Capital Accounts of all the Members (including the Managing Member) participating in such Capital Commitment Investment in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment. Capital Commitment Net Income (Loss) on any Unallocated Capital Commitment Interest shall be allocated to each Member in the proportion which such Member’s aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Members; provided, that if any Member makes the election provided for in Section 7.6, Capital Commitment Net Income (Loss) of the Company for each Capital Commitment Investment shall be allocated to the related Capital Commitment

Capital Accounts of all the Members participating in such Capital Commitment Investment who do not make such election in proportion to their respective Capital Commitment Profit Sharing Percentages for such Capital Commitment Investment.

(b) Any special costs relating to distributions pursuant to Section 7.6 or Section 7.7 shall be specially allocated to the electing Regular Member.

(c) Notwithstanding the foregoing, the Managing Member may make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the Managing Member deems reasonably necessary for this purpose.

Section 7.4. Distributions.

(a) Each Member’s allocable portion of Capital Commitment Net Income received from his or her Capital Commitment Investments, distributions to such Member that constitute returns of capital, and other Capital Commitment Net Income of the Company (including without limitation Capital Commitment Net Income attributable to Unallocated Capital Commitment Interests) during a Fiscal Year of the Company will be credited to payment of the Investor Notes to the extent required below as of the last day of such Fiscal Year (or on such earlier date as related distributions are made in the sole discretion of the Managing Member) with any cash amount distributable to such Member pursuant to clauses (ii) and (vii) below to be distributed within 45 days after the end of each Fiscal Year of the Company (or in each case on such earlier date as selected by the Managing Member in its sole discretion) as follows (subject to Section 7.4(c) below):

(i) First, to the payment of interest then due on all Investor Notes (relating to Capital Commitment Investments or otherwise) of such Member (to the extent Capital Commitment Net Income and distributions or payments from Other Sources do not equal or exceed all interest payments due, the selection of those of such Member’s Investor Notes upon which interest is to be paid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor);

(ii) Second, to distribution to the Member of an amount equal to the federal, state and local income taxes on income of the Company allocated to such Member for such year in respect of such Member’s Capital Commitment Member Interest (the aggregate amount of any such distribution shall be determined by the Managing Member, subject to the limitation that the minimum aggregate amount of such distribution be the tax that would be payable if the taxable income of the Company related to all Members’ Capital Commitment Member Interests were all allocated to an individual subject to the then-prevailing maximum federal, New York State and New York City tax rates (including, without limitation, the “medicare” tax imposed under Section 1411 of the Code and taking into account the extent to which such taxable income allocated by the Company was composed of long-term capital gains and the deductibility of state and local income taxes for federal income tax purposes)); provided, that additional amounts shall be paid to the Member pursuant to this clause (ii) to the extent that such amount reduces the amount otherwise distributable to the Member pursuant to a comparable provision in any other BCE Agreement and there are not sufficient amounts to fully satisfy such provision from the relevant partnership or other entity; provided further, that amounts paid pursuant to the provisions in such other BCE Agreements comparable to the immediately preceding proviso shall reduce those amounts otherwise distributable to the Member pursuant to provisions in such other BCE Agreements that are comparable to this clause (ii);

(iii) Third, to the payment in full of the principal amount of the Investor Note financing (A) any Capital Commitment Investment disposed of during or prior to such Fiscal Year or (B) any BCE Investments (other than Capital Commitment Investments) disposed of during or prior to such Fiscal Year, to the extent not repaid from Other Sources;

(iv) Fourth, to the return to such Member of (A) all Capital Commitment-Related Capital Contributions made in respect of the Capital Commitment Interest to which any Capital Commitment Investment disposed of during or prior to such Fiscal Year relates or (B) all capital contributions made to any Blackstone Collateral Entity (other than the Company) in respect of interests therein relating to BCE Investments (other than Capital Commitment Investments) disposed of during or prior to such Fiscal Year (including all principal paid on the related Investor Notes), to the extent not repaid from amounts of Other Sources (other than amounts of Capital Commitment Member Carried Interest);

(v) Fifth, to the payment of principal (including any previously deferred amounts) then owing under all other Investor Notes of such Member (including those unrelated to the Company), the selection of those of such Regular Member’s Investor Notes to be repaid and the division of payments among such Investor Notes to be determined by the Lender or Guarantor;

(vi) Sixth, up to 50% of any Capital Commitment Net Income remaining after application pursuant to clauses (i) through (v) above shall be applied pro rata to prepayment of principal of all remaining Investor Notes of such Member (including those unrelated to the Company), the selection of those of such Member’s Investor Notes to be repaid, the division of payments among such Investor Notes and the percentage of remaining Capital Commitment Net Income to be applied thereto to be determined by the Lender or Guarantor; and

(vii) Seventh, to such Member to the extent of any amount of Capital Commitment Net Income remaining after making the distributions in clauses (i) through (vi) above, and such amount is not otherwise required to be applied to Investor Notes pursuant to the terms thereof.

To the extent there is a partial disposition of a Capital Commitment Investment or any other BCE Investment, as applicable, the payments in clauses (iii) and (iv) above shall be based on that portion of the Capital Commitment Investment or other BCE Investment, as applicable, disposed of, and the principal amount and related interest payments of such Investor Note shall be adjusted to reflect such partial payment so that there are equal payments over the remaining term of the related Investor Note. For a Member who is no longer an employee or officer of

Blackstone, distributions shall be made pursuant to clauses (i) through (iii) above, and then, unless the Managing Member or its Affiliate has exercised its rights pursuant to Section 8.1 hereof, any remaining income or other distribution in respect of such Member’s Capital Commitment Member Interest shall be applied to the prepayment of the outstanding Investor Notes of such Member, until all such Member’s Investor Notes have been repaid in full, with any such income or other distribution remaining thereafter distributed to such Member.

Distributions of Capital Commitment Net Income may be made at any other time at the discretion of the Managing Member. At the Managing Member’s discretion, any amounts distributed to a Member in respect of such Member’s Capital Commitment Member Interest will be net of any interest and principal payable on his or her Investor Notes for the full period in respect of which the distribution is made.

(b) [Intentionally omitted.]

(c) To the extent that the foregoing Company distributions and distributions and payments from Other Sources are insufficient to satisfy any principal and/or interest due on Investor Notes, and to the extent that the Managing Member in its sole discretion elects to apply this paragraph (c) to any individual payments due, such unpaid interest will be added to the remaining principal amount of such Investor Notes and shall be payable on the next scheduled principal payment date (along with any deferred principal and any principal and interest due on such date); provided, that such deferral shall not apply to a Member that is no longer an employee or officer of Blackstone. All unpaid interest on such Investor Notes shall accrue interest at the interest rate then in effect for such Investor Notes.

(d) [Intentionally omitted.]

(e) The Capital Commitment Capital Account of each Member shall be reduced by the amount of any distribution to such Member pursuant to Section 7.4(a).

(f) At any time that a sale, exchange, transfer or other disposition of a portion of a Capital Commitment Investment is being considered by the Company or BEP II (a “Capital Commitment Disposable Investment”), at the election of the Managing Member each Member’s Capital Commitment Interest with respect to such Capital Commitment Investment shall be vertically divided into two separate Capital Commitment Interests, a Capital Commitment Interest attributable to the Capital Commitment Disposable Investment (a Member’s “Capital Commitment Class B Interest”), and a Capital Commitment Interest attributable to such Capital Commitment Investment excluding the Capital Commitment Disposable Investment (a Member’s “Capital Commitment Class A Interest”). Distributions (including those resulting from a direct or indirect sale, transfer, exchange or other disposition by the Company) relating to a Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class B Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class B Interests, and distributions (including those resulting from the direct or indirect sale, transfer, exchange or other disposition by the Company) relating to a Capital Commitment Investment excluding such Capital Commitment Disposable Investment shall be made only to holders of Capital Commitment Class A Interests with respect to such Capital Commitment Investment in accordance with their respective Capital Commitment Profit Sharing Percentages relating to such Capital Commitment Class A Interests.

(g) (i) If the Company is obligated (whether directly or indirectly through BEMA II) under the Giveback Provisions to contribute to BEP II all or a portion of a Giveback Amount with respect to the Capital Commitment BEP II Interest (the amount of any such obligation of the Company being herein called a “Capital Commitment Giveback Amount”), the Managing Member shall call for such amounts as are necessary to satisfy such obligation of the Company as determined by the Managing Member, in which case each Member and Withdrawn Member shall contribute to the Company, in cash, when and as called by the Managing Member, such an amount of prior distributions by the Company with respect to the Capital Commitment BEP II Interest (the “Capital Commitment Recontribution Amount”) which equals such Member’s pro rata share of prior distributions in connection with (a) the Capital Commitment BEP II Investment giving rise to the Capital Commitment Giveback Amount, (b) if the amounts contributed pursuant to clause (a) above are insufficient to satisfy such Capital Commitment Giveback Amount, Capital Commitment BEP II Investments other than the one giving rise to such obligation and (c) all Capital Commitment BEP II Investments, if the Giveback Amount is relating to an Other Giveback Amount (as defined in the BEP II Partnership Agreement). Each Member shall promptly contribute to the Company upon notice thereof such Member’s Capital Commitment Recontribution Amount. Prior to such time, the Managing Member may, in the Managing Member’s discretion (but shall be under no obligation to), provide notice that in the Managing Member’s judgment, the potential obligations in respect of the Capital Commitment Giveback Amount will probably materialize (and an estimate of the aggregate amount of such obligations).

(ii) (A) In the event any Member (a “Capital Commitment Defaulting Party”) fails to recontribute all or any portion of such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount for any reason, the Managing Member shall require all other Members and Withdrawn Members to contribute, on a pro rata basis (based on each of their respective Capital Commitment Profit Sharing Percentages), such amounts as are necessary to fulfill the Capital Commitment Defaulting Party’s obligation to pay such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount (a “Capital Commitment Deficiency Contribution”) if the Managing Member determines in its good faith judgment that the Company will be unable to collect such amount in cash from such Capital Commitment Defaulting Party for payment of the Capital Commitment Giveback Amount at least 20 Business Days prior to the latest date that the Company is permitted to pay the Capital Commitment Giveback Amount; provided, that no Member shall as a result of such Capital Commitment Deficiency Contribution be required to contribute an amount in excess of 150% of the amount of the Capital Commitment Recontribution Amount initially requested from such Member in respect of such default. Thereafter, the Managing Member shall determine in its good faith judgment that the Company should either (1) not attempt to collect such amount in light of the costs associated therewith, the likelihood of recovery and any other factors considered relevant in the good faith judgment of the Managing Member or (2) pursue any and all remedies (at law or equity) available to the Company against the Capital Commitment Defaulting Party, the cost of which shall be a Company expense to the extent not ultimately reimbursed by the Capital Commitment

Defaulting Party. It is agreed that the Company shall have the right (effective upon such Capital Commitment Defaulting Party becoming a Capital Commitment Defaulting Party) to set-off as appropriate and apply against such Capital Commitment Defaulting Party’s Capital Commitment Recontribution Amount any amounts otherwise payable to the Capital Commitment Defaulting Party by the Company or any Affiliate thereof. Each Member hereby grants to the Managing Member a security interest, effective upon such Member becoming a Capital Commitment Defaulting Party, in all accounts receivable and other rights to receive payment from the Company or any Affiliate of the Company and agrees that, upon the effectiveness of such security interest, the Managing Member may sell, collect or otherwise realize upon such collateral. In furtherance of the foregoing, each Member hereby appoints the Managing Member as its true and lawful attorney-in-fact with full irrevocable power and authority, in the name of such Member or in the name of the Company, to take any actions which may be necessary to accomplish the intent of the immediately preceding sentence. The Managing Member shall be entitled to collect interest on the Capital Commitment Recontribution Amount of a Capital Commitment Defaulting Party from the date such Capital Commitment Recontribution Amount was required to be contributed to the Company at a rate equal to the Default Interest Rate.

(B) Any Member’s failure to make a Capital Commitment Deficiency Contribution shall cause such Member to be a Capital Commitment Defaulting Party with respect to such amount.

(iii) A Member’s obligation to make contributions to the Company under this Section 7.4(g) shall survive the termination of the Company.

Section 7.5. Valuations. Capital Commitment Investments shall be valued annually as of the end of each year (and at such other times as deemed appropriate by the Managing Member) in accordance with the principles utilized by BEMA II (or any other Affiliate of the Company that is a direct or indirect general partner of BEP II) in valuing investments of BEP II or, in the case of investments not held by BEP II, in the good faith judgment of the Managing Member, subject in each case to the second proviso of the immediately succeeding sentence. The value of any Capital Commitment Interest as of any date (the “Capital Commitment Value”) shall be based on the value of the underlying Capital Commitment Investment as set forth above; provided, that the Capital Commitment Value may be determined as of an earlier date if determined appropriate by the Managing Member in good faith; provided further, that such value may be adjusted by the Managing Member to take into account factors relating solely to the value of a Capital Commitment Interest (as compared to the value of the underlying Capital Commitment Investment), such as restrictions on transferability, the lack of a market for such Capital Commitment Interest and lack of control of the underlying Capital Commitment Investment. To the full extent permitted by applicable law such valuations shall be final and binding on all Members unless otherwise determined by the Managing Member in its sole discretion.

Section 7.6. Disposition Election.

(a) At any time prior to the date of the Company’s execution of a definitive agreement to dispose of a Capital Commitment Investment, the Managing Member may in its

sole discretion permit a Member to retain all or any portion of its pro rata share of such Capital Commitment Investment (as measured by such Member’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment). If the Managing Member so permits, such Member shall instruct the Managing Member in writing prior to such date (i) not to dispose of all or any portion of such Member’s pro rata share of such Capital Commitment Investment (the “Retained Portion”) and (ii) either to (A) distribute such Retained Portion to such Member on the closing date of such disposition or (B) retain such Retained Portion in the Company on behalf of such Member until such time as such Member shall instruct the Managing Member upon 5 days’ notice to distribute such Retained Portion to such Member. Such Member’s Capital Commitment Capital Account shall not be adjusted in any way to reflect the retention in the Company of such Retained Portion or the Company’s disposition of other Members’ pro rata shares of such Capital Commitment Investment; provided, that such Member’s Capital Commitment Capital Account shall be adjusted upon distribution of such Retained Portion to such Member or upon distribution of proceeds with respect to a subsequent disposition thereof by the Company.

(b) No distribution of such Retained Portion shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such distribution.

Section 7.7. Capital Commitment Special Distribution Election.

(a) From time to time during the term of this Agreement, the Managing Member may in its sole discretion, upon receipt of a written request from a Member, distribute to such Member any portion of its pro rata share of a Capital Commitment Investment (as measured by such Member’s Capital Commitment Profit Sharing Percentage in such Capital Commitment Investment) (a “Capital Commitment Special Distribution”). Such Member’s Capital Commitment Capital Account shall be adjusted upon distribution of such Capital Commitment Special Distribution.

(b) No Capital Commitment Special Distributions shall occur unless any Investor Notes relating thereto shall have been paid in full prior to or simultaneously with such Capital Commitment Special Distribution.

ARTICLE VIII

WITHDRAWAL; ADMISSION OF NEW MEMBERS

Section 8.1. Regular Member Withdrawal; Repurchase of Capital Commitment Interests.

(a) Capital Commitment Interests (or a portion thereof) that were financed by Investor Notes will be treated as Non-Contingent for purposes hereof based upon the proportion of (a) the sum of Capital Commitment-Related Capital Contributions not financed by an Investor Note with respect to each Capital Commitment Interest and principal payments on the related Investor Note to (b) the sum of the Capital Commitment-Related Capital Contributions not financed by an Investor Note with respect to such Capital Commitment Interest, the original principal amount of such Investor Note and all deferred amounts of interest which from time to time comprise part of the principal amount of the Investor Note. A Regular Member may prepay a portion of any outstanding principal on the Investor Notes; provided, that in the event that a Regular Member prepays all or any portion of the principal amount of the Investor Notes within nine months prior to the date on which such Regular Member is no longer an employee or officer of Blackstone, the Company (or its designee) shall have the right, in its sole discretion, to purchase the Capital Commitment Interest that became Non-Contingent as a result of such prepayment; provided further, that the purchase price for such Capital Commitment Interest shall be determined in accordance with the determination of the purchase price of a Regular Member’s Contingent Capital Commitment Interests as set forth in paragraph (b) below. Prepayments made by a Regular Member shall apply pro rata against all of such Regular Member’s Investor Notes; provided, that such Regular Member may request that such prepayments be applied only to Investor Notes related to BCE Investments that are related to one or more Blackstone Collateral Entities specified by such Regular Member. Except as expressly provided herein, Capital Commitment Interests that were not financed in any respect with Investor Notes shall be treated as Non-Contingent Capital Commitment Interests.

(b) Upon a Regular Member ceasing to be an officer or employee of the Managing Member or any of its Affiliates, other than as a result of such Regular Member dying or suffering a Total Disability, such Regular Member (the “Withdrawn Member”) and the Company or any other person designated by the Managing Member shall each have the right (exercisable by the Withdrawn Member within 30 days and by the Company or its designee(s) within 45 days of such Regular Member’s ceasing to be such an officer or employee) or any time thereafter, upon 30 days’ notice, but not the obligation, to require the Company, subject to the LLC Act, to buy (in the case of exercise of such right by such Withdrawn Member) or the Withdrawn Member to sell (in the case of exercise of such right by the Company or its designee(s)) all (but not less than all) such Withdrawn Member’s Contingent Capital Commitment Interests. The purchase price for each such Contingent Capital Commitment Interest shall be an amount equal to (i) the outstanding principal amount of the related Investor Note plus accrued interest thereon to the date of purchase (such portion of the purchase price to be paid in cash) and (ii) an additional amount (the “Adjustment Amount”) equal to (x) all interest paid by the Regular Member on the portion of the principal amount of the Investor Note relating to the portion of the related Capital Commitment Interest remaining Contingent plus (y) all Capital Commitment Net Losses allocated to the Withdrawn Member on the Contingent portion of such Capital Commitment Interest, minus (z) all Capital Commitment Net Income allocated to the Withdrawn Member on the Contingent portion of such Capital Commitment Interest; provided, that, if the Withdrawn Member was terminated from employment or his or her position as an officer for Cause, the amounts referred to in clause (x) or (y) of the Adjustment Amount, in the Managing Member’s sole discretion, may be deemed to equal zero. The Adjustment Amount shall, if positive, be payable by the holders of the purchased Capital Commitment Interests to the Withdrawn Member from the next Capital Commitment Net Income received by such holders on the Contingent portion of such Withdrawn Member’s Capital Commitment Interests at the time such Capital Commitment Net Income is received. If the Adjustment Amount resulting from an exchange is negative, it shall be payable to the holders of the purchased Capital Commitment Interest by the Withdrawn Member at the time such Capital Commitment Net Income is received by the Withdrawn Member from the next Capital Commitment Net Income on the Non-Contingent portion of the Withdrawn Member’s Capital Commitment Interests or, if the

Company or its designee(s) elect to purchase such Withdrawn Member’s Non-Contingent Capital Commitment Interests, in cash by the Withdrawn Member at the time of such purchase; provided, that the Managing Member and its Affiliates may offset any amounts otherwise owing to a Withdrawn Member against any Adjustment Amount owed by such Withdrawn Member. Until so paid, such remaining Adjustment Amount will not itself bear interest. At the time of such purchase of the Withdrawn Member’s Contingent Capital Commitment Interests, his or her related Investor Note shall be payable in full. If neither the Withdrawn Member nor the Company nor its designee(s) exercises the right to require repurchase of such Contingent Capital Commitment Interests, then the Withdrawn Member shall retain the Contingent portion of his or her Capital Commitment Interests and the Investor Notes shall remain outstanding, shall become fully recourse to the Withdrawn Member in his or her individual capacity, shall be payable in accordance with their remaining original maturity schedules and shall be prepayable at any time by the Withdrawn Member at his or her option, and the Managing Member shall apply such prepayments against outstanding Investor Notes on a pro rata basis. To the extent that another Member purchases a portion of a Capital Commitment Interest of a Withdrawn Member, the purchasing Member’s Capital Commitment Capital Account and Capital Commitment Profit Sharing Percentage for such Capital Commitment Investment shall be correspondingly increased.

(c) Upon the occurrence of a Final Event with respect to any Regular Member, such Regular Member shall thereupon cease to be a Member with respect to such Regular Member’s Capital Commitment Member Interest. If such a Final Event shall occur, no Successor in Interest to any such Regular Member shall for any purpose hereof become or be deemed to become a Member. The sole right, as against the Company and the remaining Members, acquired hereunder by, or resulting hereunder to, a Successor in Interest to any Member shall be to receive any distributions and allocations with respect to such Regular Member’s Capital Commitment Member Interest pursuant to Article VII and this Article VIII (subject to the right of the Company to purchase the Capital Commitment Interests of such former Member pursuant to Section 8.1(b) or Section 8.1(d)), to the extent, at the time, in the manner and in the amount otherwise payable to such Regular Member had such a Final Event not occurred, and no other right shall be acquired hereunder by, or shall result hereunder to, a Successor in Interest to such Member, whether by operation of law or otherwise. Until distribution of any such Member’s interest in the Company upon the dissolution of the Company as provided in Section 9.2, neither his or her Capital Commitment Capital Accounts nor any part thereof shall be subject to withdrawal or redemption without the consent of the Managing Member. The Company shall be entitled to treat any Successor in Interest to such Member as the only person entitled to receive distributions and allocations hereunder with respect to such Member’s Capital Commitment Member Interest.

(d) If a Regular Member dies or suffers a Total Disability, all Contingent Capital Commitment Interests of such Member shall be purchased by the Company or its designee (within 30 days of the first date on which the Managing Member knows or has reason to know of such Regular Member’s death or Total Disability) as provided in Section 8.1(b) (except that any Adjustment Amount shall be payable by or to the estate, personal representative or other Successor in Interest, in cash), and any Investor Notes financing such Contingent Capital Commitment Interests shall thereupon be prepaid as provided in Section 8.1(b). In addition, in the case of the death or Total Disability of a Regular Member, if the estate, personal representative or other Successor in Interest of such Regular Member so requests in writing within 180 days of the Regular Member’s death or ceasing to be an employee or member (directly or indirectly) of the Managing Member or any of its Affiliates by reason of Total Disability (such requests shall not exceed one per calendar year), the Company or its designee may but is not obligated to purchase for cash all (but not less than all) Non-Contingent Capital Commitment Interests of such Regular Member as of the last day of the Company’s then current Fiscal Year at a price equal to the Capital Commitment Value thereof. Each Regular Member shall be required to include appropriate provisions in his or her will to reflect such provisions of this Agreement. In addition, the Company may, in the sole discretion of the Managing Member, upon notice to the estate, personal representative or other Successor in Interest of such Regular Member, within 30 days of the first date on which the Managing Member knows or has reason to know of such Regular Member’s death or Total Disability, determine either (i) to distribute Securities or other property to the estate, personal representative or other Successor in Interest, in exchange for such Non-Contingent Capital Commitment Interests as provided in Section 8.1(e) or (ii) to require sale of such Non-Contingent Capital Commitment Interests to the Company or its designee as of the last day of any Fiscal Year of the Company (or earlier period, as determined by the Managing Member in its sole discretion) for an amount in cash equal to the Capital Commitment Value thereof.

(e) In lieu of retaining a Withdrawn Member as a Regular Member with respect to any Non-Contingent Capital Commitment Interests, the Managing Member may, in its sole discretion, by notice to such Withdrawn Member within 45 days of his or her ceasing to be an employee or officer of the Managing Member or any of its Affiliates, or at any time thereafter, upon 30 days written notice, determine (1) to distribute to such Withdrawn Member the pro rata portion of the Securities or other property underlying such Withdrawn Member’s Non-Contingent Capital Commitment Interests, subject to any restrictions on distributions associated with the Securities or other property, in satisfaction of his or her Non-Contingent Capital Commitment Interests in the Company or (2) to cause, as of the last day of any Fiscal Year of the Company (or earlier period, as determined by the Managing Member in its sole discretion), the Company or another person designated by the Managing Member (who may be itself another Regular Member or another Affiliate of the Managing Member) to purchase all (but not less than all) of such Withdrawn Member’s Non-Contingent Capital Commitment Interests for a price equal to the Capital Commitment Value thereof. The Managing Member shall condition any distribution or purchase of voting Securities pursuant to paragraph (d) above or this paragraph (e) upon the Withdrawn Member’s execution and delivery to the Company of an appropriate irrevocable proxy, in favor of the Managing Member or its nominee, relating to such Securities.

(f) The Company may subsequently transfer any Unallocated Capital Commitment Interest or portion thereof which is purchased by it as described above to any other person approved by the Managing Member. In connection with such purchase or transfer or the purchase of a Capital Commitment Interest or portion thereof by the Managing Member’s designee(s), Blackstone may loan all or a portion of the purchase price of the transferred or purchased Capital Commitment Interest to the Company, the transferee or the designee-purchaser(s), as applicable (excluding any of the foregoing who is an executive officer of Blackstone). To the extent that a Withdrawn Member’s Capital Commitment Interests (or portions thereof) are repurchased by the Company and not transferred to or purchased by another person, all or any portion of such repurchased Capital Commitment Interests may, in the sole discretion of the Managing Member, (i) be allocated to each Member already participating in the Capital Commitment Investment to which the repurchased Capital Commitment Interest relates, (ii) be allocated to each Member in the Company, whether or not already participating in such Capital Commitment Investment, and/or (iii) continue to be held by the Company itself as an unallocated Capital Commitment Investment (such Capital Commitment Interests being herein called “Unallocated Capital Commitment Interests”). To the extent that a Capital Commitment Interest is allocated to Members as provided in clause (i) and/or (ii) above, any indebtedness incurred by the Company to finance such repurchase shall also be allocated to such Members. All such Capital Commitment Interests allocated to Regular Members shall be deemed to be Contingent and shall become Non-Contingent as and to the extent that the principal amount of such related indebtedness is repaid. The Regular Members receiving such allocations shall be responsible for such related indebtedness only on a nonrecourse basis to the extent appropriate as provided in this Agreement, except as such Regular Members and the Managing Member shall otherwise agree. If the indebtedness financing such repurchased interests is not so limited, the Company may require an assumption by the Regular Members of such indebtedness on the terms thereof as a precondition to allocation of the related Capital Commitment Interests to such Regular Members; provided, that a Regular Member shall not, except as set forth in his or her Investor Note, be obligated to accept any personally recourse obligation, unless his or her prior consent is obtained. So long as the Company itself retains the Unallocated Capital Commitment Interests pursuant to clause (iii) above, such Unallocated Capital Commitment Interests shall belong to the Company and any indebtedness financing the Unallocated Capital Commitment Interests shall be an obligation of the Company to which all income of the Company is subject except as otherwise agreed by the lender of such indebtedness. Any Capital Commitment Net Income (Loss) on an Unallocated Capital Commitment Interest shall be allocated to each Member in the proportion his or her aggregate Capital Commitment Capital Accounts bear to the aggregate Capital Commitment Capital Accounts of all Members; debt service on such related financing will be an expense of the Company allocable to all Members in such proportions.

(g) If a Member is required to Withdraw from the Company with respect to such Member’s Capital Commitment Member Interest for Cause, then his or her Capital Commitment Interest shall be settled in accordance with paragraphs (a)-(f) and (j) of this Section 8.1; provided, that the Managing Member may elect (but shall not be required) to apply any or all the following terms and conditions to such settlement:

(i) purchase for cash all of such Withdrawn Member’s Non-Contingent Capital Commitment Interests. The purchase price for each such Non-Contingent Capital Commitment Interest shall be the lower of (A) the original cost of such Non-Contingent Capital Commitment Interest or (B) an amount equal to the Capital Commitment Value thereof;

(ii) allow the Withdrawn Member to retain such Non-Contingent Capital Commitment Interests; provided, that the maximum amount of Capital Commitment Net Income allocable to such Withdrawn Member with respect to any Capital Commitment Investment shall equal the amount of Capital Commitment Net Income that would have been allocated to such Withdrawn Member if such Capital Commitment Investment had been sold as of the Settlement Date at the then prevailing Capital Commitment Value thereof; or

(iii) in lieu of cash, purchase such Non-Contingent Capital Commitment Interests by providing the Withdrawn Member with a promissory note in the amount determined in (i) above. Such promissory note shall have a maximum term of ten (10) years with interest at the Federal Funds Rate.

(h) The Company will assist a Withdrawn Member or his or her estate or guardian, as the case may be, in the settlement of the Withdrawn Member’s Capital Commitment Member Interest in the Company. Third party costs incurred by the Company in providing this assistance will be borne by the Withdrawn Member or his or her estate.

(i) The Managing Member may reasonably determine in good faith to retain outside professionals to provide the assistance to Withdrawn Members or their estates or guardians, as referred to above. In such instances, the Managing Member will obtain the prior approval of a Withdrawn Member or his or her estate or guardian, as the case may be, prior to engaging such professionals. If the Withdrawn Member (or his or her estate or guardian) declines to incur such costs, the Managing Member will provide such reasonable assistance as and when it can so as not to interfere with the Company’s day-to-day operating, financial, tax and other related responsibilities to the Company and the Members.

(j) To the extent permitted by applicable law, each Regular Member hereby irrevocably appoints each Managing Member as such Regular Member’s true and lawful agent, representative and attorney-in-fact, each acting alone, in such Regular Member’s name, place and stead, to make, execute, sign and file, on behalf of such Regular Member, any and all agreements, instruments, consents, ratifications, documents and certificates which such Managing Member deems necessary or advisable in connection with any transaction or matter contemplated by or provided for in this Section 8.1, including, without limitation, the performance of any obligation of such Regular Member or the Company or the exercise of any right of such Regular Member or the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the Withdrawal from the Company of any Regular Member for any reason and shall not be affected by the death, disability or incapacity of such Regular Member.

Section 8.2. Transfer of Regular Member’s Capital Commitment Interest. Without the prior written consent of the Managing Member, no Regular Member or former Regular Member shall have the right to sell, assign, mortgage, pledge or otherwise dispose of or transfer (“Transfer”) all or part of any such Member’s Capital Commitment Member Interest in the Company; provided, that this Section 8.2 shall in no way impair (i) Transfers as permitted in Section 8.1 above and subject to the LLC Act, in the case of the purchase of a Withdrawn Member’s or deceased or Totally Disabled Regular Member’s Capital Commitment Interests, (ii) with the prior written consent of the Managing Member, which shall not be unreasonably withheld, Transfers by a Regular Member to another Regular Member of Non-Contingent Capital Commitment Interests, (iii) Transfers with the prior written consent of the Managing Member, which consent may be granted or withheld in its sole discretion without giving any reason therefor and (iv) with the prior written consent of the Managing Member, which shall not be unreasonably withheld, Transfers, for estate planning purposes, of up to 25% of a Regular Member’s Capital Commitment Member Interest to an Estate Planning Vehicle (it being understood that it shall not be unreasonable for the Managing Member to condition any Transfer of an Interest pursuant to this clause (iv) on the satisfaction of certain conditions and/or requirements imposed by the Managing Member in connection with any such Transfer, including, for example, a requirement that any transferee of an Interest hold such Interest as a passive, non-voting interest in the Company). Each Estate Planning Vehicle will be a Nonvoting Special Member. Such Regular Member and the Nonvoting Special Member shall be jointly and severally liable-for all obligations of both such Regular Member and such Nonvoting Special Member with respect to the interest transferred (including the obligation to make additional Capital Commitment-Related Capital Contributions). The Managing Member may at its sole option exercisable at any time require such Estate Planning Vehicle to Withdraw from the Company on the terms of Section 8.1 and Article VI. No person acquiring an interest in the Company pursuant to this Section 8.2 shall become a Regular Member of the Company, or acquire such Member’s right to participate in the affairs of the Company, unless such person shall be admitted as a Regular Member pursuant to Section 6.1. A Regular Member shall not cease to be a member of the Company upon the collateral assignment of, or the pledging or granting of a security interest in, its entire membership interest in the Company in accordance with the provisions of this Agreement.

Section 8.3. Compliance with Law. Notwithstanding any provision hereof to the contrary, no Transfer of a Capital Commitment Interest in the Company may be made except in compliance with all federal, state and other applicable laws, including federal and state securities laws.

ARTICLE IX

DISSOLUTION

Section 9.1. Dissolution. The Company shall be dissolved and subsequently terminated:

(i) pursuant to Section 6.6; or

(ii) upon the expiration of the term of the Company.

(b) When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Managing Member or, in the event of the unavailability of the Managing Member, such Regular Member or other liquidating trustee as shall be named by the a Majority in Interest of the Members (excluding Nonvoting Special Members) (the Managing Member, such Regular Member or other liquidating trustee, as the case may be, being hereinafter referred to as the “Liquidator”).

Section 9.2. Final Distribution.

(a) Within 120 calendar days after the effective date of dissolution of the Company, the assets of the Company shall be distributed in the following manner and order:

(i) to the payment of the expenses of the winding-up, liquidation and dissolution of the Company;

(ii) to pay all creditors of the Company, other than Members, either by the payment thereof or the making of reasonable provision therefor;

(iii) to establish reserves, in amounts established by the Managing Member or the Liquidator, to meet other liabilities of the Company; and

(iv) to pay, in accordance with the terms agreed among them and otherwise on a pro rata basis, all creditors of the Company that are Members, either by the payment thereof or the making of reasonable provision therefor.

(b) The remaining assets of the Company shall be applied and distributed among the Members as follows:

(i) With respect to each Member’s GP-Related Member Interest, the remaining assets of the Company shall be applied and distributed to such Member in accordance with the procedures set forth in Section 6.5 which provide for allocations to the capital accounts of the Members and distributions in accordance with the capital account balances of the Members; and for purposes of the application of this Section 9.2(b)(i), determining GP-Related Capital Accounts on liquidation, all unrealized gains, losses and accrued income and deductions of the Company shall be treated as realized and recognized immediately before the date of distribution; and

(ii) With respect to each Member’s Capital Commitment Member Interest, an amount shall be paid to such Member in cash or Securities in an amount equal to such Member’s respective Capital Commitment Liquidating Share for each Capital Commitment Investment; provided, that if the remaining assets relating to any Capital Commitment Investment shall not be equal to or exceed the aggregate Capital Commitment Liquidating Shares for such Capital Commitment Investment, to each Member in proportion to its Capital Commitment Liquidating Share for such Capital Commitment Investment; and the remaining assets of the Company related to the Members’ Capital Commitment Member Interests shall be paid to the Members in cash or Securities in proportion to their respective Capital Commitment Profit Sharing Percentages for each Capital Commitment Investment from which such cash or Securities are derived.

Section 9.3. Amounts Reserved Related to Capital Commitment Member Interests.

(a) If there are any Securities or other property or other investments or securities related to the Members’ Capital Commitment Member Interests which, in the judgment of the Liquidator, cannot be sold, or properly distributed in kind in the case of dissolution, without sacrificing a significant portion of the value thereof, the value of a Member’s interest in each such Security or other investment or security may be excluded from the amount distributed to the Members participating in the related Capital Commitment Investment pursuant to clause (ii) of Section 9.2(b). Any interest of a Member, including his or her pro rata interest in any gains, losses or distributions, in Securities or other property or other investments or securities so excluded shall not be paid or distributed until such time as the Liquidator shall determine.

(b) If there is any pending transaction, contingent liability or claim by or against the Company related to the Members’ Capital Commitment Member Interests as to which the interest or obligation of any Member therein cannot, in the judgment of the Liquidator, be then ascertained, the value thereof or probable loss therefrom may be deducted from the amount distributable to such Member pursuant to clause (ii) of Section 9.2(b). No amount shall be paid or charged to any such Member on account of any such transaction or claim until its final settlement or such earlier time as the Liquidator shall determine. The Company may meanwhile retain from other sums due such Member in respect of such Member’s Capital Commitment Member Interest an amount which the Liquidator estimates to be sufficient to cover the share of such Member in any probable loss or liability on account of such transaction or claim.

(c) Upon determination by the Liquidator that circumstances no longer require the exclusion of any Securities or other property or retention of sums as provided in paragraphs (a) and (b) of this Section 9.3, the Liquidator shall, at the earliest practicable time, distribute as provided in clause (ii) of Section 9.2(b) such sums or such Securities or other property or the proceeds realized from the sale of such Securities or other property to each Member from whom such sums or Securities or other property were withheld.

ARTICLE X

MISCELLANEOUS

Section 10.1. Submission to Jurisdiction; Waiver of Jury Trial. (a) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York, New York U.S.A. in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

(b) Notwithstanding the provisions of paragraph (a), the Managing Member may bring, or may cause the Company to bring, on behalf of the Managing Member or the Company or on behalf of one or more Members, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (b), each Member (i) expressly consents to the application of paragraph (c) of this Section 10.1 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate and (iii) irrevocably appoints the Managing Member as such Member’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon any such agent, who shall promptly advise such Member of any such service of process, shall be deemed in every respect effective service of process upon the Member in any such action or proceeding.

(c) (i) EACH MEMBER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, NEW YORK FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 10.1, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum(s) designated by this paragraph (c) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

(ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (c)(i) of this Section 10.1 and such parties agree not to plead or claim the same.

(d) Notwithstanding any provision of this Agreement to the contrary, this Section 10.1 shall be construed to the maximum extent possible to comply with the laws of the State of Delaware, including the Delaware Uniform Arbitration Act (10 Del. C. § 5701 et seq.) (the “Delaware Arbitration Act”). If, nevertheless, it shall be determined by a court of competent jurisdiction that any provision or wording of this Section 10.1, including any rules of the International Chamber of Commerce, shall be invalid or unenforceable under the Delaware Arbitration Act, or other applicable law, such invalidity shall not invalidate all of this Section 10.1. In that case, this Section 10.1 shall be construed so as to limit any term or provision so as to make it valid or enforceable within the requirements of the Delaware Arbitration Act or other applicable law, and, in the event such term or provision cannot be so limited, this Section 10.1 shall be construed to omit such invalid or unenforceable provision.

Section 10.2. Ownership and Use of the Firm Name. The Company acknowledges that Blackstone TM L.L.C. (“TM”), a Delaware limited liability company with a principal place of business at 345 Park Avenue, New York, New York 10154 U.S.A., (or its successors or assigns) is the sole and exclusive owner of the mark and name BLACKSTONE and that the ownership of, and the right to use, sell or otherwise dispose of, the firm name or any abbreviation or modification thereof which consists of or includes BLACKSTONE, shall belong exclusively to TM, which company (or its predecessors, successors or assigns) has licensed the Company to use BLACKSTONE in its name. The Company acknowledges that TM owns the service mark BLACKSTONE for various services and that the Company is using the BLACKSTONE mark and name on a non-exclusive, non-sublicensable and non-assignable basis in connection with its business and authorized activities with the permission of TM. All services rendered by the Company under the BLACKSTONE mark and name will be rendered in a manner and with quality levels that are consistent with the high reputation heretofore developed for the BLACKSTONE mark by TM and its Affiliates and licensees. The Company understands that TM may terminate its right to use BLACKSTONE at any time in TM’s sole discretion by giving the Company written notice of termination. Promptly following any such termination, the Company will take all steps necessary to change its company name to one which does not include BLACKSTONE or any confusingly similar term and cease all use of BLACKSTONE or any term confusingly similar thereto as a service mark or otherwise.

Section 10.3. Written Consent. Subject to applicable law, any action required or permitted to be taken by a vote of Members at a meeting may be taken without a meeting if a Majority in Interest of the Members consent thereto in writing.

Section 10.4. Letter Agreements; Schedules. The Managing Member may, or may cause the Company to, enter or has previously entered, into separate letter agreements with individual Members with respect to GP-Related Profit Sharing Percentages, Capital Commitment Profit Sharing Percentages or any other matter. The Managing Member may from time to time execute and deliver to the Members Schedules which set forth the then current capital balances, GP-Related Profit Sharing Percentages and Capital Commitment Profit Sharing Percentages of the Members and any other matters deemed appropriate by the Managing Member. Such Schedules shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever; provided, that this in no way limits the effectiveness of any Commitment Agreement.

Section 10.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. In particular, the Company has been formed pursuant to the LLC Act, and the rights and liabilities of the Members shall be as provided therein, except as herein otherwise expressly provided. If any provision of this Agreement shall be held to be invalid, such provision shall be given its meaning to the maximum extent permitted by law and the remainder of this Agreement shall not be affected thereby.

Section 10.6. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon and shall, subject to the penultimate sentence of Section 6.3(a), inure to the benefit of the parties hereto, their respective heirs and personal representatives, and any successor to a trustee of a trust which is or becomes a party hereto; provided, that no person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof) except the right to receive only those distributions expressly payable to such person pursuant to Article VI and Article VIII. Any Member or Withdrawn Member shall remain liable for the obligations under this Agreement (including any Net GP-Related Recontribution Amounts and any Capital Commitment Recontribution Amounts) of any transferee of all or any portion of such Member’s or Withdrawn Member’s interest in the Company, unless waived by the Managing Member. The Company shall, if the Managing Member determines, in its good faith judgment, based on the standards set forth in Section 5.8(d)(ii)(A) and Section 7.4(g)(ii)(A), to pursue such transferee, pursue payment (including any Net GP-Related Recontribution Amounts and/or any Capital Commitment Recontribution Amounts) from the transferee with respect to any such obligations. Nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, on any person other than the Members and their respective legal representatives, heirs, successors and permitted assigns. Notwithstanding the foregoing, solely to the extent required by the BEP II Agreements, (x) the limited partners in BEP II shall be a third-party beneficiaries of the provisions of Section 5.8(d)(i)(A) and Section 5.8(d)(ii)(A) (and

the definitions relating thereto), solely as they relate to any Clawback Amount (for purpose of this sentence, as defined in paragraph 9.2.8(b) of the BEP II Partnership Agreement) and (y) the amendment of the provisions of Section 5.8(d)(i)(A) and Section 5.8(d)(ii)(A) (and the definitions relating thereto), solely as they relate to any Clawback Amount (for purpose of this sentence, as defined in paragraph 9.2.8(b) of the BEP II Partnership Agreement), shall be effective against such limited partners only with the Combined Limited Partner Consent (as such term is used in the BEP II Partnership Agreement).

Section 10.7. Member’s Will. Each Regular Member and Withdrawn Member shall include in his or her will a provision that addresses certain matters in respect of his or her obligation relating to the Company that is satisfactory to the Managing Member, and each such Regular Member and Withdrawn Member shall confirm annually to the Company, in writing, that such provision remains in his or her current will. Where applicable, any estate planning trust of such Member or Withdrawn Member to which a portion of such Regular Member’s or Withdrawn Member’s Interest is transferred shall include a provision substantially similar to such provision and the trustee of such trust shall confirm annually to the Company, in writing, that such provision or its substantial equivalent remains in such trust. In the event any Regular Member or Withdrawn Member fails to comply with the provisions of this Section 10.7 after the Company has notified such Regular Member or Withdrawn Member of his or her failure to so comply and such failure to so comply is not cured within 30 days of such notice, the Company may withhold any and all distributions to such Regular Member or Withdrawn Member until the time at which such party complies with the requirements of this Section 10.7.

Section 10.8. Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and thereafter and whether or not at the time a Member of the Company, to maintain the confidentiality of, and not to disclose to any person other than the Company, another Member or a person designated by the Company, any information relating to the business, financial structure, financial position or financial results, clients or affairs of the Company that shall not be generally known to the public or the securities industry, except as otherwise required by law or by any regulatory or self-regulatory organization having jurisdiction; provided however, that any corporate Member may disclose any such information it is required by law, rule, regulation or custom to disclose. Notwithstanding anything in this Agreement to the contrary, to comply with Treasury Regulations Section 1.6011-4(b)(3)(i), each Member (and any employee, representative or other agent of such Member) may disclose to any and all persons, without limitation of any kind, the federal income tax treatment and tax structure of the Company, it being understood and agreed, for this purpose, (1) the name of, or any other identifying information regarding (a) the Members or any existing or future investor (or any Affiliate thereof) in any of the Members or (b) any investment or transaction entered into by the Members; (2) any performance information relating to any of the Members or their investments; and (3) any performance or other information relating to previous funds or investments sponsored by any of the Members, does not constitute such tax treatment or tax structure information.

Section 10.9. Notices. Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing (including telecopy or similar writing) and shall be given by hand delivery (including any courier service) or telecopy to any Member at its address or telecopy number shown in the books and records of the Company or, if given to the

Managing Member or the Company, at the address or telecopy number of the Company in New York City. Each such notice shall be effective (i) if given by telecopy, upon dispatch and (ii) if given by hand delivery, when delivered to the address of such Member or the Managing Member or the Company specified as aforesaid.

Section 10.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute a single instrument.

Section 10.11. Power of Attorney. Each Member hereby irrevocably appoints the Managing Member as such Member’s true and lawful representative and attorney-in-fact, each acting alone, in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment to this Agreement or may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent Withdrawal from the Company of any Member for any reason and shall not be affected by the subsequent disability or incapacity of such Member.

Section 10.12. Cumulative Remedies. Rights and remedies under this Agreement are cumulative and do not preclude use of other rights and remedies available under applicable law.

Section 10.13. Legal Fees. Except as more specifically provided herein, in the event of a legal dispute (including litigation, arbitration or mediation) between any Member or Withdrawn Member and the Company, arising in connection with any party seeking to enforce Section 4.1(d) or any other provision of this Agreement relating to the Holdback, the Clawback Amount, the GP-Related Giveback Amount, the Capital Commitment Giveback Amount, the Net GP-Related Recontribution Amount or the Capital Commitment Recontribution Amount, the “losing” party to such dispute shall promptly reimburse the “victorious party” for all reasonable legal fees and expenses incurred in connection with such dispute (such determination to be made by the relevant adjudicator). Any amounts due under this Section 10.13 shall be paid within 30 days of the date upon which such amounts are due to be paid and such amounts remaining unpaid after such date shall accrue interest at the Default Interest Rate.

Section 10.14. Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. Subject to Section 10.4, this Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written. In the event that it is impracticable to obtain the signature of any one or more of the Members to this Agreement, this Agreement shall be binding among the other Members executing the same.

MANAGING MEMBER:

BLACKSTONE HOLDINGS III L.P.

By:	Blackstone Holdings III GP L.P., its general partner

By:	Blackstone Holdings III GP Management L.L.C., its general partner

By:	/s/ John G. Finley
	Name:	John G. Finley
	Title:	Chief Legal Officer

[BEMA II L.L.C. – Amended and Restated Limited Liability Company Agreement – Signature Page]